                          FIDELITY LEASING CANADA INC.
                                   As Borrower

                                     - and -

                                BANK OF MONTREAL
                                    As Lender













                                 CDN. $5,000,000
                                CREDIT AGREEMENT
                                  MAY 19, 1999










                                  Fraser Milner
                                  P.O. Box 100
                             1 First Canadian Place
                                Toronto, Ontario
                                     M5X 1B2

ARTICLE I......................................................................1
   Section 1.1   Defined Terms.................................................1
   Section 1.2   Computation of Time Periods..................................17
   Section 1.3   Accounting Terms.............................................17
   Section 1.4   Incorporation of Schedules...................................17
   Section 1.5   Headings.....................................................17
   Section 1.6   Singular, Plural, Gender.....................................17
   Section 1.7   Conflict.....................................................17
   Section 1.8   Currency.....................................................18
   Section 1.9   Time.........................................................18
   Section 1.10  Control......................................................18
   Section 1.11  References to Conversion of Advances.........................18
ARTICLE II....................................................................18
   Section 2.1   Credit Facility..............................................18
   Section 2.2   Drawdown Availability........................................19
   Section 2.3   Renewal of Drawdown Period...................................19
   Section 2.4   Advance Requests.............................................20
   Section 2.5   Prime Rate Loans.............................................21
   Section 2.6   Currency.....................................................21
   Section 2.7   Conversion of Advance........................................21
   Section 2.8   Certain Provisions Relating to Bankers' Acceptances..........21
   Section 2.9   Reduction of Maximum Commitment Level........................25
   Section 2.10  Use of Proceeds..............................................25
ARTICLE III...................................................................25
   Section 3.1   Interest on Prime Rate Loans.................................25
   Section 3.2   Acceptance Fee...............................................26
   Section 3.3   Facility Fee.................................................26
   Section 3.4   Reimbursement Obligations....................................26
   Section 3.5   Yearly Rate Statements.......................................26
ARTICLE IV....................................................................27
   Section 4.1   Repayment on Maturity........................................27
   Section 4.2   Mandatory Repayment of Credit Facility.......................27
ARTICLE V.....................................................................27
   Section 5.1   Maintenance of Accounts......................................27
   Section 5.2   Due Date of Payments.........................................27
   Section 5.3   Time of Payments.............................................27
   Section 5.4   Form and Amount of Payments..................................28
   Section 5.5   Charging Borrower's Account..................................28
ARTICLE VI....................................................................28
   Section 6.1   Additional Payments..........................................28
   Section 6.2   Option to Prepay.............................................29
ARTICLE VII...................................................................30
   Section 7.1   Conditions Precedent to Initial Advance......................30
   Section 7.2   Conditions Precedent to Each Advance.........................32

ARTICLE VIII..................................................................33
   Section 8.1    Representations and Warranties by the Borrower..............33
   Section 8.2    Survival of Representations and Warranties..................39
ARTICLE IX....................................................................39
   Section 9.1    Affirmative Covenants.......................................39
   Section 9.2    Negative Covenants..........................................43
ARTICLE X.....................................................................46
   Section 10.1   Events of Default...........................................46
   Section 10.2.  Remedies Upon Default.......................................49
   Section 10.3.  Right of Set-Off............................................50
   Section 10.4.  Judgment Currency...........................................50
ARTICLE XI....................................................................51
   Section 11.1   Evidence of Debt............................................51
   Section 11.2   Additional Expenses.........................................51
   Section 11.3   Invalidity of any Provisions................................51
   Section 11.4   Amendments, Waivers, etc....................................51
   Section 11.5   Notices, etc................................................52
   Section 11.6   Costs and Expenses..........................................52
   Section 11.7   Indemnification.............................................53
   Section 11.8   Taxes.......................................................55
   Section 11.9   Calculations................................................55
   Section 11.10  Assignments and Participations..............................56
   Section 11.11  Governing Law...............................................56
   Section 11.12  Consent to Jurisdiction.....................................57
   Section 11.13  Binding Effect..............................................57
   Section 11.14  Interest Savings Clause.....................................57
   Section 11.15  Entire Agreement............................................57
   Section 11.16  Counterparts................................................57

SCHEDULES

    Schedule 2.4(a)        Form of Advance Request
    Schedule 2.4(c)        Form of Borrowing Base Certificate
    Schedule 2.4(d)        Form of Assignment Agreement
    Schedule 8.1(f)(A)     Outstanding Encumbrances
    Schedule 8.1(f)(B)     Places of Business and Locations of Books and Records
    Schedule 8.1(g)        Subsidiaries and Affiliates of the Borrower
    Schedule 8.1(q)        Intellectual Property Assets
    Schedule 9.1(i)        Form of Compliance Certificate

                  THIS CREDIT AGREEMENT is made as of the 19th day of May, 1999,


B E T W E E N:


                 FIDELITY LEASING CANADA INC., a corporation incorporated under the laws of the Province of Ontario,

                 as the Borrower hereunder,

                 - and -

                 BANK OF MONTREAL, one of the chartered banks of Canada,

                 as the Lender hereunder



                  WHEREAS Bank of Montreal has agreed, on and subject to the terms and conditions hereof, to make available the credit facilities in favour of Fidelity Leasing Canada Inc. provided for herein in the maximum aggregate principal amount of Cdn. $5,000,000;

                  NOW THEREFORE in consideration of these premises and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.1  Defined Terms.

                  Unless the context otherwise requires, the following capitalized terms shall have the following respective meanings in this Agreement and in each of the other Loan Documents:

                  "Acceptance Fee" means the fee payable in Canadian dollars to the Lender in respect of the Bankers' Acceptances accepted by the Lender prior to and as a condition of such acceptance, computed in accordance with Section 3.2;

                  "Account" has the meaning ascribed to the term "account" in the PPSA;

                  "Adjusted Debt to Tangible Net Worth Ratio" has the meaning ascribed to that term in the FLI Credit Agreement in effect on the date of this Agreement, as such term may be supplemented, amended, modified or restated from time to time with the consent of the Lender hereunder;

                  "Advance" means any extension of credit by the Lender hereunder in the form of a Prime Rate Loan or a BA Advance (each of which is referred to herein as a "Type of Advance"), including the conversion of an Advance into another Type of Advance or to an Advance pursuant to Section 2.8(h);

                  "Advance Request" means a request for an Advance duly completed and executed on behalf of the Borrower by the chief financial officer of the Borrower or another officer of the Borrower acceptable to the Lender, substantially in the form of Schedule 2.4(a) hereto;

                  "Affiliate" has the meaning ascribed thereto in the OBCA;

                  "Aggregate Eligible Lease Receivable Balance" means as of any date of determination, the aggregate Lease Receivable Balances of all Eligible Leases on that date;

                  "Agreement" means this credit agreement as supplemented, amended, modified or restated from time to time, and the expressions "Article", "Section" and "Schedule" followed by a number mean and refer to the specified Article, Section or Schedule of this Agreement, respectively;

                  "Assets" means, with respect to any Person, any interest of such Person in all present or future property, assets and undertaking of such Person, real or personal, moveable or immovable, tangible or intangible, of whatsoever nature or kind and wherever situate, including without limitation anything properly classified as an asset in accordance with Generally Accepted Accounting Principles;

                  "Assigned Lease" means a Lease reported by the Borrower to the Lender as an Eligible Lease and included by the Borrower in calculating the Borrowing Base set out in a Borrowing Base Certificate;

                  "Assigned Leased Property" means Leased Property pursuant to an Assigned Lease;

                  "Assignee Lender" has the meaning set out in Section 11.10;

                  "Assignee Lender's Commitment" has the meaning set out in
Section 11.10;

                  "Assignee Lender's Commitment Percentage" has the meaning set out in Section 11.10;

                  "Assignment Agreement" has the meaning set out in Section 2.4(d);

                  "Available Commitment" means at any time the amount at such time of the Borrowing Base less the amount of the Outstanding Principal Obligations at such time;

                  "BA Advance" means any Advance by way of the acceptance of any Draft drawn by the Borrower on, and the purchase of the resulting Bankers' Acceptance by the Lender;

                  "BA Discount Proceeds" means in respect of any Bankers' Acceptance being purchased by the Lender on any day an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by multiplying

         (a)      the Face Amount of such Bankers' Acceptance, by

         (b) the quotient equal to one divided by the sum of one plus the product of:

                  (A) the BA Reference Rate (expressed as a decimal) applicable to such Bankers' Acceptance; and

                  (B) a fraction, the numerator of which is the number of days remaining in the term of such Bankers' Acceptance and the denominator of which is 365,

                  with such quotient being rounded up or down to the nearest fifth decimal place and .000005 being rounded up,

less the amount of the Acceptance Fee payable to the Lender in respect of, and as a condition precedent to the issuance by the Lender of, such Bankers' Acceptance;

                  "BA Reference Rate" means, as applicable to any Bankers' Acceptance being purchased by the Lender on any day, the per annum percentage discount rate (expressed to two decimal places and rounded upward, if necessary, to the nearest 1/100th of 1%), quoted by the Lender as that at which the Lender would, in accordance with its normal practice, on such day be prepared to purchase Bankers' Acceptances in an amount and having a maturity date comparable to the amount and maturity date of such Bankers' Acceptance;

                  "Bankers' Acceptance" means a Draft of the Borrower denominated in Canadian Dollars which has been accepted by the Lender pursuant to Article II;

                  "Bankers' Acceptance Liabilities" means, at any time and in respect of any Bankers' Acceptance, the Face Amount thereof if still outstanding and unpaid or, following maturity thereof, the aggregate unpaid amount of all Reimbursement Obligations at that time due and payable in respect of such Bankers' Acceptance upon maturity;

                  "Books and Records" means all of the Borrower's original ledger cards, payment schedules, credit applications, Contract Rights, Encumbrances, guarantees and other Intangibles relating in any way to the Assigned Leases or Assigned Leased Property;

                  "Borrower" means Fidelity Leasing Canada Inc., a corporation incorporated under the laws of the Province of Ontario, and any successors and permitted assigns thereof;

                  "Borrower's Account" means the Canadian Dollar account to be maintained by the Borrower with the Lender at the Lender's Branch in accordance with Article V;

                  "Borrowing Base" means as of any date of determination, an amount equal to the lesser of:

         (a)      the Maximum Commitment Limit on that date, and

         (b) 75% of the Aggregate Eligible Lease Receivable Balance on that date;

                  "Borrowing Base Certificate" means a certificate setting out the then current Borrowing Base and Available Commitment, duly completed and executed on behalf of the Borrower by the chief financial officer of the Borrower or another officer of the Borrower acceptable to the Lender, substantially in the form of Schedule 2.4(c) hereto;

                  "Business Day" means any day of the year, other than Saturday or Sunday or any other day on which banks are closed for normal business in Toronto, Ontario;

                  "Canada Treasury Bill Rate" means on any day and for any discount calculation period the rate for Government of Canada Treasury bills for a period approximately equal to such discount calculation period appearing on the "Reuters Screen ISDD Page" (as defined in the International Swap and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. (Toronto, Ontario time) on such day, or if such day is not a Business Day then on the immediately preceding Business Day;

                  "Canadian Dollars" and the symbols "Can. $" and "Cdn. $" mean lawful money of Canada;

                  "Canadian Dollar Equivalent" means, at any time, the amount of Canadian Dollars which could be purchased from the Lender by the payment of a specified amount of another currency using the Lender's relevant spot rate for the sale of Canadian Dollars quoted by the Lender's treasury department at such time;

                  "Capital Adequacy Guideline" means the capital adequacy requirements from time to time specified by OSFI or any other applicable Governmental Authority and published by it as one or more guidelines for chartered banks in Canada;

                  "Capital Lease" means any lease of (or other agreement conveying the right to use) immovable or real property or movable or personal property, which would be classified as a capital lease under Generally Accepted Accounting Principles;

                  "CDOR Rate" means, on any day, the annual rate which is the rate determined by the Lender as being the arithmetic average (rounded up or down, if necessary, to the nearest 0.01% and 0.005% being rounded up) of the discount rates applicable to Canadian Dollar bankers' acceptances for a period of one month appearing on the "Reuters Screen CDOR Page" (as defined in the International Swap and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 10:00 a.m. on such day, or if such day is not a Business Day then on the immediately preceding Business Day; provided, however, if such rates do not appear on the Reuters Screen CDOR Page for such one month period as contemplated, then the CDOR Rate on any day shall be calculated as the rate as determined by the Lender equal to the BA Reference Rate that would be applicable to any Drafts required to be purchased by the Lender on such day and having a term to maturity of 30 days;

                  "Change of Control" means the occurrence of one or more of the following events:

         (a)      in the case of FLI:

                  (i) RAI shall cease to be the beneficial owner, directly, or indirectly through wholly owned Subsidiaries, of at least 51% of all of the issued and outstanding Voting Shares of FLI; or

                  (ii) if RAI would not have the ability to elect or appoint a majority of FLI's Board of Directors;

         (b)      in the case of the Borrower:

                  (i) RAI or FLI shall cease to be the beneficial owner, directly, or indirectly through wholly owned Subsidiaries, of all of the issued and outstanding Voting Shares of the Borrower; or

                  (ii) nominees of RAI or FLI, or their designees, shall cease to represent a majority of the Borrower's Board of Directors; and

         (c)      in the case of FLSCI or any other Subsidiary of the Borrower:

                  (i) the Borrower shall cease at any time to be the beneficial owner, directly, or indirectly through wholly owned Subsidiaries, of all of the issued and outstanding Voting Shares of such Subsidiary; or

                  (ii) nominees of the Borrower, or their designees, shall cease to represent a majority of such Subsidiary's Board of Directors;

                  "Chattel Paper" has the meaning ascribed to the term "chattel paper" in the PPSA;

                  "Claim" means any claim of any nature whatsoever including, without limitation, any demand, liability, obligation, cause of action, suit, proceeding, judgment, award, assessment and reassessment, whether present or future;

                  "Closing" means the execution and delivery of this Agreement and the other Loan Documents by the respective parties thereto;

                  "Closing Date" means that date on which the Closing shall occur;

                  "Closing Financial Statements" means the financial statements of the Borrower as of;

                  "Collateral" means all now or hereafter existing Assigned Leases and Assigned Leased Property, Books and Records and all cash and noncash proceeds, thereof, including insurance proceeds;

                  "Commitment" means at any time the obligation of the Lender, subject to and in accordance with the terms and conditions of this Agreement, to make Prime Rate Loans and accept and purchase Bankers' Acceptances in an aggregate amount of Outstanding Principal Obligations at any one time outstanding up to (but not exceeding) the Borrowing Base at that time;

                  "Compensating Amount" has the meaning set out in Section 6.1;

                  "Compliance Certificate" means a certificate duly completed and executed on behalf of the Borrower by the chief financial officer of the Borrower or another officer of the Borrower acceptable to the Lender, substantially in the form of Schedule 9.1(i) hereto;

                  "Consolidated Capitalization" means at any time the aggregate (without duplication) of the Subordinated Indebtedness of the Borrower, unsecured intercompany indebtedness of the Borrower to its Affiliates (other than any Securitization Subsidiary) and the Consolidated Shareholder Equity of the Borrower;

                  "Consolidated Shareholder Equity" of any Person means at any time, the sum of the following, determined (without duplication) in accordance with Generally Accepted Accounting Principles:

         (a) the stated capital (but for greater certainty excluding any treasury shares and subscribed but unissued shares) of such Person, less any amount thereof attributable to any preferred or special shares of such Person which are subject to any sinking fund or mandatory redemption provisions under which any amount must be paid by such Person, or are retractable at the option of the holder thereof, prior to the Term Date; and

         (b) the aggregate amount of the consolidated contributed surplus and consolidated retained earnings of such Person or, in the case of a consolidated contributed surplus or consolidated retained earnings deficit, minus the amount of such deficit;

but excluding (1) any amount attributable to consolidation of any Assets, revenues, income, contributed capital or surplus or retained earnings of any Securitization Subsidiary, and (2) any exchange gains or losses arising from the translation of the financial statements of any Subsidiary and accumulated in the foregoing;

                  "Contaminant" means, any pollutants, dangerous substances, liquid waste, industrial waste, hauled liquid waste, toxic substances, hazardous wastes, hazardous materials, hazardous substances or contaminants as defined or dealt with in any Environmental Law;

                  "Contract Rights" means all rights under contracts not yet earned by performance;

                  "Cover" for any Bankers' Acceptance Liabilities shall be effected by paying to the Lender immediately available and freely transferable funds in Canadian Dollars in the full amount of such Bankers' Acceptance Liabilities, which funds shall be held by the Lender in a collateral account maintained by the Lender and assigned to the Lender as general and continuing collateral security for the payment of such Bankers' Acceptance Liabilities using documentation reasonably satisfactory to the Lender. Such funds shall be retained by the Lender in such collateral account until such time as the applicable Bankers' Acceptances shall have matured and the related Bankers' Acceptance Liabilities shall have been fully satisfied; provided, however, that at such time if an Event of Default has occurred and is continuing, the Lender shall not be required to release any of the said funds in such collateral account until such Event of Default shall have been cured or waived;

                  "Credit Facility" means the revolving credit facility to be made available to the Borrower hereunder during the Drawdown Period by way of Advances pursuant to Section 2.1;

                  "Default" means any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default;

                  "Discount" means as applicable to any BA Advance the difference between the aggregate Face Amount and the aggregate BA Discount Proceeds of Bankers' Acceptances purchased by the Lender in respect of such BA Advance;

                  "Draft" means at any time a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Borrower on the Lender and bearing such distinguishing letters and numbers as the Lender may determine, but which at such time has not been completed or accepted by the Lender;

                  "Drawdown Date" means a day which the Borrower has notified the Lender in an Advance Request as the date on which the Borrower requests an Advance in accordance with Article II;

                  "Drawdown Period" means the period from the Closing Date to 1:00 p.m. (Toronto, Ontario time) on the Term Date;

                  "Eligible Lease" means each Lease which as of any date of determination, and the Leased Property associated therewith, complies with all representations and warranties set forth in Section 8.1(r) hereof;

                  "Encumbrance" means any mortgage, charge, hypothec, legal hypothec, pledge, security interest, trust, lien or deposit arrangement or any other encumbrance of any kind or nature, whether fixed or floating, that in substance secures the payment of any indebtedness or liability or the observance or performance of any obligation owed to, or a claim of any kind or nature in property by, a Person, other than (a) the beneficial owner of the property, or
(b) any interest of a Lessee pursuant to the terms of a Lease (and any interest of any Person claiming through such Lessee provided such interest is subordinate to the Borrower and the Lender in the Leased Property), regardless of form and whether consensual or arising by law, statutory or otherwise, on or in, any property, whether immovable or real, movable or personal, or mixed, tangible or intangible and including, but not limited to, a conditional sale or other title retention agreement, lease, consignment or bailment for security purposes;

                  "Environmental Activity" means any activity, event or circumstances in respect of a Contaminant, including, without limitation, its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, land surface or subsurface strata, surface water or groundwater;

                  "Environmental Law" means any and all applicable Legal Requirements relating to pollution or protection of human health or the environment or any Environmental Activity;

                  "Equipment" has the meaning ascribed to the term "equipment" in the PPSA and shall include, without limitation, all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto or therefor;

                  "Event of Default" means any of the events specified in
Section 10.1;

                  "Face Amount" means in respect of a Draft or a Bankers' Acceptance, the amount stated therein to be payable to the holder thereof on its maturity;

                  "Facility Fee" has the meaning specified in Section 3.3;

                  "Fixed Charge Coverage Ratio" has the meaning ascribed to that term in the FLI Credit Agreement in effect on the date of this Agreement, as such term may be supplemented, amended, modified or restated from time to time with the consent of the Lender hereunder;

                  "FLI" means Fidelity Leasing, Inc., a corporation incorporated under the laws of the State of Pennsylvania, and any successors and permitted assigns thereof;

                  "FLI Credit Agreement" means the amended and restated loan and security agreement dated September 30, 1998 among FLI, First Union National Bank, as agent and as lender, and certain other lending institutions party to such agreement, as lenders thereunder, as (unless otherwise specified herein) supplemented, amended, modified or restated from time to time;

                  "FLI Subordinated Indebtedness" has the meaning ascribed to the term "Subordinated Indebtedness" in the FLI Credit Agreement in effect on the date of this Agreement, as such term may be supplemented, amended, modified or restated from time to time with the consent of the Lender hereunder;

                  "FLSCI" means FL Sales Canada Inc., a corporation incorporated under the laws of the Province of Ontario, and any successors and permitted assigns thereof;

                  "Generally Accepted Accounting Principles" means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants applied on a basis consistent with prior years;

                  "Governmental Authority" means any nation or government, and any political subdivision thereof, and any central bank, agency, department, commission, board, bureau, court, tribunal or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

                  "Guarantee Liability" means, with respect to any Person, any Liabilities of another Person which such guaranteeing Person has guaranteed or in respect of which such guaranteeing Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase property or services, to provide funds for payment, to supply funds to or otherwise invest in such other Person, or otherwise to assure a creditor of such other Person against loss, other than endorsements for collection or deposit in the ordinary course of business;

                  "Guarantor" means each of RAI and FLI;

                  "IBM Canada" means IBM Canada Ltd., a corporation incorporated under the laws of Canada;

                  "IBM Direction" has the meaning set out in Section 7.1(g);

                  "IBM Leasing Program Agreements" means, collectively, the Master Agreement For Sale And Assignment Of Equipment Lease Receivables made as of February, 1999 between FLSCI, IBM Canada and the Borrower, the Master Agreement of Sale made as of February, 1999 between the Borrower and FLSCI and the Small Business Leasing Program Agreement made as of October 6, 1998 between the Borrower, FLSCI and IBM Canada;

                  "Indebtedness" means, without duplication, for any Person:

         (a) all indebtedness of such Person for or in respect of borrowed money, credit or other financial accommodation including, without limitation, obligations evidenced by bonds, debentures, notes, commercial paper or similar instruments;

         (b) all obligations of such Person with respect to letters of credit, letters of guarantee, banker's acceptances or similar instruments issued or accepted by banks or other financial institutions for the account of such Person;

         (c) all obligations of such Person to purchase, redeem, retract or otherwise acquire any securities issued by such Person;

         (d) all indebtedness of such Person for or in respect of the purchase or acquisition price of property or services, whether or not recourse is limited to the repossession and sale of any such property, but excluding any such indebtedness incurred in the ordinary course of business for the purpose of carrying on the same, consistent with historical practice, owing to the suppliers of such goods or services;

         (e) all obligations, whether or not assumed, secured by Encumbrances on, or payable out of the proceeds or production from, property owned by such Person;

         (f) all obligations of such Person under a Capital Lease entered into by such Person as lessee;

         (g)      all Guarantee Liability of such Person; and

         (h) all obligations for exposures (calculated using the mark to market formula with respect to the applicable agreement or in the manner specified from time to time by the Lender) under interest rate protection agreements, currency hedging agreements, commodity hedging agreements and other risk management arrangements;

                  "Instrument" has the meaning ascribed to the term "instrument" in the PPSA;

                  "Intangibles" has the meaning ascribed to the term "intangibles" in the PPSA and shall include, but not be limited to, all Contract Rights, documents, instruments, books, records, ledgers, journals, cheque books, print outs, blue prints, designs, computer programs, computer tapes, punch cards, formulae, drawings, customer lists, choses in action, claims, goodwill, designs and plans, licenses, license agreements, tax and all other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, patents, patent application, trademarks, trade names, trade styles, trademark applications and copyrights;

                  "Inventory" has the meaning ascribed to the term "inventory" in the PPSA and shall include, without limitation, all additions, improvements, accessions, attachments, upgrades, replacements and substitutions thereto or therefor;

                  "Investment" means any loan, advance, deposit, extension of credit, capital contribution or investment to or in any Person, or any purchase or other acquisition for a consideration of any evidences of Indebtedness, capital stock or other securities of any Person or the acquisition of assets of another Person in circumstances which would qualify such acquisition as a bulk sale of an enterprise;

                  "Lease" means an equipment lease (whether a "true lease" or a lease intended as security), rental or other similar agreement under which the Borrower is the lessor, together with all schedules, supplements, amendments, renewals or extensions thereof and guarantees of rights and obligations thereunder;

                  "Lease Receivable" means, with respect to each Lease as of any date of determination, an amount equal to the gross value as of that date of the remaining contractual monthly payments to be made under such Lease during the remaining term of such Lease, plus the absolute and unconditional obligation, if any, of the Lessee thereunder to make any payments at the end of the stated Lease term;

                  "Lease Receivable Balance" means, with respect to each Lease as of any date of determination, an amount equal to the lesser of:

         (a) the Lease Receivable as of that date in respect of such Lease (net of any deposits or other advance cash receipts and excluding any portion of the Lease Receivable representing taxes payable by the Lessee, other than such as represent reimbursement to the Borrower for such taxes already remitted by the Borrower to the relevant taxation authority); and

         (b) the acquisition cost (excluding Taxes or commissions) to the Borrower, at the time of creation of the Lease, of the Leased Property leased or financed pursuant to such Lease;

                  "Leased Property" means any personal property leased or to be leased or financed by the Borrower pursuant to a Lease. The term "Leased Property" includes all of the Borrower's Inventory or Equipment so leased;

                  "Legal Requirement" means any law, statute, ordinance, decree, requirement, order, judgment, treaty, rule, guideline, bulletin, license, permit or regulation, and any applicable determination, interpretation, ruling, order or decree, of any Governmental Authority, whether presently existing or arising in the future, including without limitation all Guidelines and Bulletins issued by OSFI;

                  "Lender" means Bank of Montreal and the banks and any other bank or financial institution to which a Commitment in the Credit Facility is assigned by the Lender or a further permitted assignee thereof in accordance with Section 11.10, and their respective successors and permitted assigns;

                  "Lender's Branch" means the Lender's ^ Main Toronto Branch, or such other branch of the Lender in Canada as the Lender may from time to time specify to the Borrower;

                  "Lessee" means the lessee(s) or obligor(s) responsible for payment and/or performance under a Lease;

                  "Liabilities" of any Person and its Subsidiaries means any Indebtedness or liability, contingent or otherwise and whether or not incurred in the ordinary course of business, which would be shown in consolidated financial statements of such Person prepared in accordance with Generally Accepted Accounting Principles;

                  "Loan Documents" means this Agreement, the Security Documents, the Required Guarantees and all other documents, certificates, instruments and agreements to be executed and delivered to the Lender by the Borrower or by any other Person as contemplated hereunder and thereunder;

                  "Loss" means any loss, cost or expense whatsoever, whether direct or indirect, including, without limitation, any damages, judgments, penalties, fines, fees, charges, claims, demands, liabilities and any and all legal and other professional fees and disbursements, and, with respect to any Advance by the Lender, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain such Advance, except any such loss representing loss of profit;

                  "Material Adverse Effect" means, when used in relation to the Borrower, a material adverse effect on the business, operations, Assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or on the ability of the Borrower or its Subsidiaries to perform any of its obligations under this Agreement and the other Loan Documents and, when used in relation to a Guarantor, means a material adverse effect on the business, operations, Assets or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole, or on the ability of the Guarantor or its Subsidiaries to perform any of its obligations under the FLI Credit Agreement or the Loan Documents;

                  "Material Assets" means any Asset or group of Assets the loss of which would have a Material Adverse Effect and includes, without limitation, any Material Contracts and, with respect to the Borrower, the Collateral and the Investment by the Borrower in FLSCI;

                  "Material Contracts" means those contracts, agreements, instruments, leases, licenses or permits to which any Person is a party or by which it or any of its Assets is bound, the breach, termination or amendment of which could reasonably be expected to have a Material Adverse Effect and includes, without limitation, with respect to the Borrower, the IBM Leasing Program Agreements;

                  "Maximum Commitment Limit" means the amount of Cdn $5,000,000, as such amount may be reduced or cancelled from time to time in accordance with the provisions of this Agreement;

                  "Minimum Required Amount" means, as of the last day of each fiscal quarter of FLI, an amount equal to the minimum Tangible Net Worth required to be maintained by FLI as of such day under the FLI Credit Agreement in effect on the date of this Agreement, as such amount may be amended or modified from time to time with the consent of the Lender hereunder;

                  "Nonrecourse Debt" means all Liabilities of a Person which are non-recourse in nature and treated as non-recourse obligations in such Person's financial statements but shall not include any Liabilities in respect of which such Person is subject to any partial recourse even if treated as off balance sheet Liabilities in such Person's financial statements;

                  "OBCA" means the Business Corporations Act (Ontario), as the same may be amended, replaced or supplemented from time to time;

                  "Obligations" means, at any time, the sum of (a) the aggregate principal amount of all Prime Rate Loans advanced to the Borrower and all accrued and unpaid interest thereon outstanding and unpaid at such time, (b) the aggregate Bankers' Acceptance Liabilities of the Borrower at such time in respect of all Bankers' Acceptances purchased by the Lender at or prior to such time, including all accrued and unpaid interest on any then outstanding Reimbursement Obligations in respect of any such Bankers' Acceptances, (c) the payment of all reasonable amounts advanced by the Lender to preserve, protect and enforce rights hereunder and in the Collateral and all expenses and costs incurred by the Lender in connection therewith, and (d) all other then outstanding liabilities, obligations and indebtedness of the Borrower, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due, to the Lender under this Agreement or any of the other Loan Documents;

                  "OSFI" means the Office of the Superintendent of Financial Institutions (Canada);

                  "Outstanding Principal Obligations" means, at any time, the sum of the aggregate principal amount of all Prime Rate Loans advanced to the Borrower outstanding and unpaid at such time and the aggregate Bankers' Acceptance Liabilities outstanding and unpaid at such time;

                  "Past Due Rate" means, on any day, a rate per annum equal to the Prime Rate plus one percent;

                  "Permitted Debt" means:

         (h) any Indebtedness incurred (whether or not to the transferor), assumed or arising by operation of law after the date hereof to provide the obligor with funds to pay the whole or part of the consideration for the acquisition of any Asset and which is secured only by the Asset being acquired by the obligor, and includes the renewal, extension or refinancing of any such Indebtedness secured thereby upon the same Asset if such Indebtedness and the security therefor are not increased thereby; and

         (j) any Indebtedness incurred, assumed or arising by operation of law pursuant to a Securitization Transaction;

                  "Permitted Encumbrances" means:

         (a) any Encumbrance for taxes, assessments and governmental charges or liens not yet due or, if due, the validity of which is being diligently contested in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of the Borrower or the relevant Subsidiary of the Borrower to the Lender's sole satisfaction;

         (b) any mechanics', construction, workers' or repairers' lien or other like Encumbrance arising in the ordinary course of business for amounts the payment of which is either not yet due or, if due, the validity of which is being contested in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of the Borrower or Subsidiary of the Borrower to the Lender's sole satisfaction;

         (c) any Encumbrance arising out of any judgment or award with respect to which an appeal or proceeding for review is then being prosecuted in good faith and by appropriate proceedings and in respect of which adequate provision has been made on the books of the Borrower or the relevant Subsidiary of the Borrower to the Lender's sole satisfaction, and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review;

         (d) any servitude, easement, restriction, right-of-way and other similar right in real or immovable property or any interest therein which will not in the aggregate materially impair the value, marketability or use of such property;

         (e) any right reserved to or vested in any Governmental Authority, by the terms of any lease, licence, franchise, grant or permit acquired by the Borrower or relevant Subsidiary of the Borrower or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

         (f) any Encumbrance resulting from the deposit of cash or securities in connection with any contract, tender or compensation, surety or appeal bond, or in respect of the costs of any litigation when required by law;

         (g) any Encumbrances given to a public utility or any Governmental Authority when required to obtain the services of such utility or other authority in connection with the operations of the Borrower or the relevant Subsidiary of the Borrower in the ordinary course of its business;

         (h) any Encumbrance given (whether or not to the transferor), assumed or arising by operation of law after the date hereof to provide or secure or to provide the obligor with funds to pay the whole or part of the consideration for the acquisition of any Asset and which is secured only by the Asset being acquired by the obligor, and includes the renewal, extension or refinancing of any such Encumbrance and of the Indebtedness secured thereby upon the same Asset if such Indebtedness and the security therefor are not increased thereby;

         (i) any Encumbrance given, assumed or arising by operation of law after the date hereof to provide or secure Nonrecourse Debt and includes the renewal, extension or refinancing of any such Encumbrance and of the Nonrecourse Debt secured thereby upon the same Asset if such Indebtedness and the security therefor are not increased thereby; and

         (j) any Encumbrance given, assumed or arising by operation of law pursuant to a Securitization Transaction in respect of the specific Assets of the Borrower used to secure the notes issued pursuant to such Securitization Transaction;

                  "Permitted Purpose" means the use by the Borrower of the proceeds of any Advance hereunder to finance the origination of Eligible Leases and the acquisition of Leased Property leased or to be leased or financed by the Borrower pursuant to an Eligible Lease and for the conversion of Advances to other Advances hereunder;

                  "Person" includes an individual, partnership, whether general, limited or undeclared, corporation, limited liability corporation, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature;

                  "PPSA" means the Personal Property Security Act (Ontario), as the same may be amended, replaced or supplemented from time to time;

                  "Prime Rate" means, on any day, the greater of (a) the floating rate of interest per annum announced from time to time by the Lender, and in effect on such day, as the reference rate of interest the Lender will use to determine rates of interest for Canadian Dollar commercial loans made by the Lender to borrowers in Canada, and (b) the rate as determined by the Lender equal to (i) the CDOR Rate, plus (ii) 0.75% per annum;

                  "Prime Rate Loan" means any Advance made by the Lender to the Borrower in Canadian Dollars bearing interest by reference to the Prime Rate;

                  "RAI" means Resource America, Inc., a corporation incorporated under the laws of the State of Delaware, and any successors and permitted assigns thereof;

                  "Refunding BA Advance" means a BA Advance pursuant to Section 2.8(h);

                  "Refunding Bankers' Acceptance" has the meaning set out in
Section 2.8(h);

                  "Reimbursement Obligations" means, at any time, without duplication, the obligations of the Borrower to reimburse to the Lender the Face Amount of any Bankers' Acceptance drawn by the Borrower upon the Lender on the maturity thereof;

                  "Release" means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun has a similar meaning;

                  "Renewal Acceptance" has the meaning set out in Section 2.3;

                  "Renewal Request" has the meaning set out in Section 2.3;

                  "Required Guarantee" has the meaning set out in Section
7.1(g);

                  "Security Documents" means all agreements, instruments, indentures and other documents at any time held by the Lender to secure payment and performance of the Obligations and the indebtedness and liability of the Borrower and each Guarantor to the Lender hereunder or under the Loan Documents, including the documentation provided for in Section 7.1(g) and each Assignment Agreement delivered pursuant to Section 2.4(d);

                  "Securitization Subsidiary" means any Subsidiary of the Borrower that enters, or at any time has entered into, any Securitization Transaction and includes, without limitation, FLSCI;

                  "Securitization Transaction" means any securitization transaction of which the Lender has received 30 days prior written notice, using, in part, specific Assets of the Borrower to secure notes issued by the Borrower or a special purpose subsidiary of the Borrower or other securitization vehicle and in connection with which, the Borrower will be subject to no recourse or recourse arising out of a servicing agreement limited to such specific Assets or the lesser of (a) the net realizable, and (b) the book value, of such specific Assets;

                  "Subordinated Indebtedness" means all Indebtedness which is subordinate in all respects to the Obligations pursuant to a subordination agreement acceptable to the Lender in its sole discretion;

                  "Subsidiary" of a Person means a company or corporation controlled by that Person;

                  "Tangible Net Worth" has the meaning ascribed to that term in the FLI Credit Agreement in effect on the date of this Agreement, as such term may be supplemented, amended, modified or restated from time to time with the consent of the Lender hereunder;

                  "Tax" or "Taxes" means all taxes, assessments, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any restrictions or conditions resulting in a charge imposed, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, and all penalty, interest and other payments on or in respect thereof but does not include any tax on the overall income or capital of the Lender;

                  "Term Date" means the date that occurs 364 days after the Closing Date, or, if such date is extended pursuant to Section 2.3(c), the date to which it has been extended;

                  "Termination Date" means in respect of a Credit Facility, the earlier of (a) the Term Date, and (b) the date on which the Obligations shall automatically, or by virtue of a declaration by the Lender made in accordance with this Agreement, become due and payable;

                  "Voting Shares" means the shares of any class or classes of shares in the capital of a corporation which carry voting rights under any circumstances provided that, for the purposes hereof, shares which only carry the right to vote conditionally on the happening of an event shall be considered Voting Shares only upon the happening of such event and then only while they retain the right to vote;

                  "Written" or "in writing" shall include printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception including telegraph and telecopier.

Section 1.2  Computation of Time Periods.

                  In this Agreement, in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

Section 1.3  Accounting Terms.

                  Each accounting term, including all defined terms, used in this Agreement shall be construed in accordance with Generally Accepted Accounting Principles and in accordance with the auditing and accounting recommendations and guidelines issued from time to time by the Canadian Institute of Chartered Accountants, as amended from time to time, unless something in the subject matter or the context otherwise is inconsistent therewith.

Section 1.4  Incorporation of Schedules.

                  The following Schedules annexed hereto shall, for all purposes hereof, form an integral part of this Agreement:

                  Schedule 2.4(a)    Form of Advance Request
                  Schedule 2.4(c)    Form of Borrowing Base Certificate
                  Schedule 2.4(d)    Form of Assignment Agreement
                  Schedule 8.1(f)(A) Outstanding Encumbrances
                  Schedule 8.1(f)(B) Places of Business and Locations of Books
                                     and Records
                  Schedule 8.1(g)    Subsidiaries and Affiliates of the Borrower
                  Schedule 8.1(q)    Intellectual Property Assets
                  Schedule 9.1(i)    Form of Compliance Certificate

Section 1.5  Headings.

                  The inclusion of headings and a table of contents in this Agreement is intended for convenience of reference only and shall not affect in any way the construction or interpretation hereof.

Section 1.6  Singular, Plural, Gender

                  As used herein, gender is used as a reference term only and applies with the same effect whether the parties are masculine, feminine, corporate or other form, and the singular shall include the plural and the plural the singular, as the context shall require.

Section 1.7  Conflict.

                  In the event of a conflict between the provisions of this Agreement and the provisions of any of the other Loan Documents, the provisions of this Agreement shall prevail.

Section 1.8  Currency.

                  Unless otherwise expressly stated, any reference herein to any sum of money shall be construed as a reference to Canadian Dollars. Any amount denominated in another currency required herein to be expressed at any time in Canadian Dollars shall be so expressed as the Canadian Dollar Equivalent at such time of such amount.

Section 1.9  Time.

                  Unless otherwise expressly stated, any reference herein to time shall be construed as a reference to local time in Toronto, Ontario, Canada, and time is and shall be construed to be of the essence.

Section 1.10  Control.

                  For the purposes of this Agreement, a Person or Persons control(s) a company or corporation if that Person or Persons and/or one or more of its or their Subsidiaries and/or other Persons controlled directly or indirectly by that Person or Persons beneficially own(s), directly or indirectly, an aggregate amount of the Voting Shares of such company or corporation sufficient to enable it or them to elect a majority of the directors (or other persons performing similar functions) of that company or corporation regardless of the manner in which other Voting Shares are voted or has or have, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the directors (or other persons performing similar functions), and the expressions "controlled by" and "under common control" shall have correlative meanings.

Section 1.11  References to Conversion of Advances.

                  References to "convert" and "conversion", and other similar terms, in the context of Advances or Types of Advances, shall, unless the context otherwise requires, mean and refer to an election to have the Outstanding Principal Obligations of the referenced Advance or Type of Advance bear interest or fees on a different basis or fixed rate henceforth and so on from time to time, and any reference to the conversion of an Advance or Type of Advance to another Type of Advance includes, without limitation, the conversion of any BA Advance to a Refunding BA Advance.

                                   ARTICLE II
                               THE CREDIT FACILITY

Section 2.1  Credit Facility.

                  Upon and subject to the terms and conditions of this Agreement, the Lender agrees to extend to the Borrower a revolving credit facility available from time to time during the Drawdown Period by way of Advances in an aggregate principal amount such that the maximum aggregate amount of Outstanding Principal Obligations in respect of such Advances (after giving effect to the making of any such Advances, all repayments of Outstanding Principal Obligations made concurrently with making any such Advances and any conversion of outstanding Advances from one Advance to another in accordance with Section 2.7) shall not exceed at any time for all Advances made by the Lender an amount equal at such time to the Borrowing Base at such time, provided that the Lender shall have no obligation to make any such Advance if the amount of the Outstanding Principal Obligations would exceed its then Available Commitment. The Borrower may borrow, prepay in whole or in part and reborrow Advances during the Drawdown Period, all in accordance with the terms and conditions hereof.

Section 2.2  Drawdown Availability.

                  Subject to the terms and conditions of this Agreement:

         (a) the Drawdown Period shall terminate at 1:00 p.m. (Toronto, Ontario time) on the Term Date;

         (b) from and after such time on such Term Date, the Borrower shall cease to be entitled to obtain any further Advance under the Credit Facility; and

         (c) on such Term Date the Commitment shall automatically be cancelled on a permanent basis.

Section 2.3  Renewal of Drawdown Period.

                   (a) The Borrower may request, once annually but at least twice in total, that the Lender agree to a renewal of the Drawdown Period for an additional period of 364 days upon the terms and conditions of this Section 2.3 by notice in writing (a "Renewal Request") to the Lender given not less than 60 days and not more than 90 days prior to the then current Term Date.

                  (b) Upon receipt of any Renewal Request from the Borrower, the Lender shall undertake a credit assessment of the Borrower consistent with the Lender's then current credit standards and practices and when the Lender decides, in its sole and total discretion, to renew or not to renew the Drawdown Period for an additional 364 day period, the Lender shall give the Borrower notice in writing of its decision not less than 30 days prior to the then current Term Date.

                  (c) If (i) the Lender gives the Borrower a notice in writing (a "Renewal Acceptance ") as provided above that the Lender has agreed in its sole and total discretion to renew the Drawdown Period for an additional 364 day period, then on and as of the date such Renewal Acceptance is given to the Borrower, the Term Date will automatically be extended to the date that occurs 364 days after the date such Renewal Acceptance is given to and deemed to have been received by the Borrower pursuant to the terms of this Agreement.

                  (d) If (i) the Lender fails to advise the Borrower of its decision as provided above, or (ii) the Lender shall give the Borrower notice in writing of its decision not to renew the Drawdown Period pursuant to such Renewal Request, the provisions of Section 2.2 shall continue to apply to the Credit Facility up until its then current Term Date and the Borrower may continue to obtain further Advances during the Drawdown Period ending on the then current Term Date upon and subject to the terms and conditions of this Agreement.

                  (e) The Borrower acknowledges that the Lender has not made any representations to the Borrower regarding its intention to renew the Drawdown Period as set forth in this Section 2.3 and that the Lender shall not have any obligation to renew the Drawdown Period.

Section 2.4  Advance Requests.

                  (a) The Borrower if it wishes to obtain an Advance, or to convert an existing Advance to another Type of Advance, shall deliver to the Lender an Advance Request in writing, substantially in the form of Schedule 2.4(a) hereto, in respect of such Advance not later than 1:00 p.m. (Toronto, Ontario time) one Business Day prior to the proposed date of such Advance, in the case of a BA Advance, and on the proposed date of such Advance, in the case of a Prime Rate Loan, specifying the date of the Advance, which date shall be a Business Day, the Type of Advance, the aggregate amount thereof and (in the case of a BA Advance) the term or terms to maturity of the requested Bankers' Acceptances.

                  (b) Any such Advance Request, once delivered by the Borrower to the Lender, shall be binding, and (subject to the conditions precedent provided for herein conditioning the Borrower's right to obtain the requested, or any, Advance), the Borrower shall be obligated to take the requested Advance on the date specified in such Advance Request. The Lender may rely and act upon, and shall incur no liability under or in respect of this Agreement by in good faith relying or acting upon, any Advance Request delivered to the Lender believed by the Lender to be genuine (without any verification inquiries) and to be signed or sent or given on behalf of the Borrower, or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder by reason of or as a result of such Advance Request.

                  (c) The Borrower shall deliver with each Advance Request, and at least monthly on the first Business Day of each month or more frequently if so requested by the Lender, a Borrowing Base Certificate in writing, substantially in the form of Schedule 2.4(c) hereto, setting out the then current Borrowing Base and Available Commitment.

                  (d) With each Borrowing Base Certificate delivered by the Borrower to the Lender, the Borrower shall also deliver to the Lender the following:

         (i) an assignment, substantially in the form of Schedule 2.4(d) hereto (the "Assignment Agreement"), assigning to the Lender all new Assigned Leases with Lease Receivable Balances reflected in the calculation of the Borrowing Base and Available Commitment set out in the Borrowing Base Certificate (the "New Assigned Leases"), and the Assigned Leased Property associated therewith, not previously assigned to the Lender pursuant to an Assignment Agreement, or the assignment delivered pursuant to Section 7.1(g)(vi); and

         (ii) such other information and documentation concerning the New Assigned Leases and all Assigned Leased Property and all other Collateral associated therewith as may be reasonably requested by the Lender from time to time.

                  (e) Upon fulfillment of the above conditions set forth in this
Section 2.4 with respect to an Advance, the Lender will make the funds to be advanced by the Lender to the Borrower in respect of such Advance available to the Borrower in accordance with Section 5.3.

Section 2.5  Prime Rate Loans.

                  The aggregate of all Prime Rate Loans to be made by the Lender in connection with any particular Advance shall not be less than the lesser of
(i) the Available Commitment, and (ii) Cdn. $200,000 or such greater amount which is an integral multiple of Cdn. $100,000.

Section 2.6  Currency.

                  Advances under the Credit Facility shall only be denominated in Canadian Dollars, and any Advance shall be repayable, and all interest and fees in respect thereof or in connection therewith shall accrue and be payable, by the Borrower in Canadian Dollars.

Section 2.7  Conversion of Advance.

                  Subject to the terms and conditions hereof, the Borrower shall be entitled from time to time to convert any outstanding Advance to any Type of Advance by giving notice thereof to the Lender in accordance with Section 2.4, provided that such conversion does not result in the Outstanding Principal Obligations exceeding the then current Commitment of the Lender.

                  Any Advance so converted shall cease to bear interest and fees as the former Advance, and shall begin to bear interest and fees as the new Advance, on and as of the date of such conversion. If the Borrower gives notice to the Lender that all or any portion of the principal amount of, or the BA Discount Proceeds in respect of, any new Advance to be advanced by the Lender to the Borrower is to be applied to repay Outstanding Principal Obligations in respect of any outstanding Advance, the Lender may directly apply such amount to repay such Outstanding Principal Obligations.

Section 2.8  Certain Provisions Relating to Bankers' Acceptances.

                  (a) Upon and subject to the terms and conditions of this Agreement, on the requested date of a BA Advance, the Lender agrees to create Bankers' Acceptances, by completing one or more Drafts in accordance with the applicable Advance Request and accepting such Drafts, and to purchase the Bankers' Acceptances thereby created for an amount equal to the BA Discount

Proceeds thereof and, except in the case of a conversion to a Refunding BA Advance pursuant to Section 2.8(h), the Lender shall deposit into the Borrower's Account in immediately available funds on such date the amount of the BA Discount Proceeds in respect thereof, which amount (for greater certainty) shall be net of the amount of the Acceptance Fee payable by the Borrower to the Lender under Section 3.2 in respect of such Draft. In the case of a conversion to a Refunding BA Advance pursuant to Section 2.8(h), the Borrower shall no later than 11:00 a.m. (Toronto, Ontario time) on the applicable conversion date pay to the Lender an amount equal to the Discount applicable to such Refunding BA Advance, to be applied against the Bankers' Acceptance Liabilities in respect of the maturing BA Advance being so converted.

                  (b) Each BA Advance under a Credit Facility shall be constituted by the creation and purchase of Bankers' Acceptances or the purchase of Drafts on the same Business Day in a minimum aggregate Face Amount of not less than Cdn. $200,000, or such greater amount which is an integral multiple of Cdn. $100,000, effected by the Lender in accordance with Section 2.8(a). Each determination by the Lender of the Acceptance Fee and BA Discount Proceeds applicable to any BA Advance shall, in the absence of manifest error, be final, conclusive and binding on the Borrower and the Lender. No Draft may be made or accepted or purchased on or after the Termination Date, nor may any Bankers' Acceptance be prepaid or converted to another Advance, prior to the maturity date of such Bankers' Acceptance except where the Borrower provides Cover in respect of such Bankers' Acceptance or otherwise fully indemnifies the Lender, to the Lender's satisfaction, for any Loss from such prepayment or conversion prior to maturity.

                  (c) Drafts presented by the Borrower for purchase pursuant to this Agreement:

         (i) will be denominated in Canadian Dollars, in amounts of $100,000 or integral multiples thereof;

         (ii) will have a term, subject to availability, of 30, 60 or 90 days;

         (iii)    will mature on a Business Day on or before the Term Date; and

         (iv) will be in form and substance satisfactory to the Lender, acting in accordance with then customary and accepted practices.

                  (d) Bankers' Acceptances purchased by the Lender hereunder may be held by it for its own account until the maturity date of such Bankers' Acceptance or sold, rediscounted or otherwise disposed by it at any time prior thereto, in the Lender's sole discretion.

                  (e) To enable the Lender to make BA Advances in the manner specified in this Section 2.8, the Borrower shall supply the Lender with such number of blank forms of Drafts as the Lender may reasonably request, duly endorsed and executed on behalf of the Borrower. In addition, the Borrower shall deliver to the Lender powers of attorney, in form satisfactory to the Lender, whereby the Borrower appoints the Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature blank forms of Drafts in accordance with the terms of such powers of attorney. The Borrower recognizes and agrees that, in the absence of manifest error, all Bankers' Acceptances signed and/or endorsed on its behalf by the Lender in accordance with the terms of such powers of attorney shall bind the Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officer of the Borrower. The Lender is hereby authorized to issue such Bankers' Acceptances endorsed in blank in such Face Amounts as may be determined by the Lender provided that the aggregate amount thereof is equal to the aggregate Face Amount of Drafts required to be purchased by the Lender. The Lender shall not be responsible or liable for its failure to accept a Bankers' Acceptance or purchase a Draft if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide duly executed and endorsed Drafts to the Lender on a timely basis nor shall the Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument, provided the Lender exercises such care in the custody and safekeeping of such instruments as it would exercise in the custody and safekeeping of similar property owned by it. The Lender shall maintain a record with respect to Drafts (i) received by it from the Borrower in blank hereunder,
(ii) voided by it for any reason, (iii) accepted or purchased by it hereunder, and (iv) canceled at their respective maturities.

                  (f) A Draft may be manually signed by any duly authorized officer of the Borrower or the signature of any duly authorized officer of the Borrower on a Draft may be mechanically reproduced in facsimile and Bankers' Acceptances bearing such facsimile signature shall be binding upon the Borrower as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Bankers' Acceptance as one of such officers may no longer hold office at the date thereof or at the date of its acceptance or purchase by, or issue to, the Lender hereunder or at any time thereafter, any Bankers' Acceptance so signed shall be valid and binding upon the Borrower, unless, in the case only of blank forms of Drafts that have not been completed, issued, accepted or purchased hereunder, the Borrower has given to the Lender in a timely manner written notice to the contrary.

                  (g) The Borrower waives presentment for payment and any other defense to payment of any amounts due to the Lender in respect of a Bankers' Acceptance accepted or purchased by, or issued to, the Lender pursuant to this Agreement which might exist solely by reason of such Bankers' Acceptance being held, at the maturity thereof, by the Lender in its own right and the Borrower agrees not to claim any days of grace if the Lender as holder sues the Borrower on any such Bankers' Acceptance for payment of the amount payable by the Borrower thereunder.

                  (h) With respect to any outstanding BA Advance, the Borrower, prior to the occurrence and continuation of an Event of Default, may give notice to the Lender in accordance with Section 2.4 of the Borrower's intention to issue one or more Bankers' Acceptances (each a "Refunding Bankers' Acceptance") on the maturity date of the Bankers' Acceptances in respect of such outstanding BA Advance to provide for the payment of such maturing Bankers' Acceptances (it being understood that payments by the Borrower and fundings by the Lender in respect of each maturing Bankers' Acceptance and the related Refunding Bankers' Acceptances shall be made on a net basis reflecting the difference between the Face Amount of such maturing Bankers' Acceptance and the BA Discount Proceeds of such Refunding Bankers' Acceptances and shall satisfy the Borrower's Reimbursement Obligations in respect of such maturing Bankers' Acceptances). If the Borrower fails to give such notice or to give notice in accordance with this Agreement of the conversion of such outstanding BA Advance to another Type of Advance, then subject to satisfaction of the conditions in Section 7.2, the Borrower shall be irrevocably deemed to have requested and to have been advanced a Prime Rate Loan in the Face Amount of such maturing Bankers' Acceptance on the maturity date of such Bankers' Acceptance, which Prime Rate Loan shall thereafter bear interest as such in accordance with the provisions hereof until paid in full. Should the Borrower not be entitled to a Prime Rate Loan at all or in an amount sufficient to fully reimburse the Lender for the Face Amount of such maturing Bankers' Acceptance, the Face Amount of such maturing Bankers' Acceptance, shall constitute Reimbursement Obligations of the Borrower to the Lender due and payable on the maturity date of such maturing Bankers' Acceptance and shall bear interest in accordance with Section 3.4.

                  (i) If the Lender determines in good faith and acting reasonably, which determination shall be final, conclusive and binding upon the Borrower, and notifies the Borrower that, by reasons of circumstances or changes affecting the market for bankers' acceptances it is no longer possible to establish the BA Reference Rate or that the market for bankers' acceptances no longer exists, is too weak for its normal use by the Lender or is not capable, in the normal course of business, to absorb Bankers' Acceptances accepted by the Lender pursuant to this Agreement, then,

                  (i) the right of the Borrower to request BA Advances shall be suspended until the Lender determines that the circumstances causing such suspension no longer exist and the Lender so notifies the Borrower; and

                  (ii) any Advance Request for any BA Advance which is outstanding shall be deemed to constitute a request for an Advance by way of a Prime Rate Loan.

                  (j) The Lender shall promptly notify the Borrower of the suspension of the Borrower's right to request BA Advances and of the termination of any such suspension.

                  (k) For the purposes of this Agreement, when calculations are made to determine the outstanding amount, principal amount or unpaid principal amount of any BA Advance, the full Face Amount of Bankers' Acceptances related to such BA Advance shall be used without deduction or adjustment in respect of applicable Acceptance Fees or any other difference between such Face Amount and the applicable BA Discount Proceeds.

                  (l) If an Event of Default shall have occurred and then be continuing (whether or not any declaration pursuant to Article X is made), the Borrower shall upon request by the Lender forthwith provide Cover to, and while such Event of Default is continuing shall maintain Cover with, the Lender in respect of all outstanding Bankers' Acceptances.

                  (m) Bankers' Acceptances accepted or purchased by the Lender under this Agreement after clearing services as provided for in the Depository Bills and Notes Act (Canada) acceptable to the Lender are available may, at the option of the Lender, be issued in the form of a "depository bill" and deposited with a "clearing house", as each such term is defined in the Depository Bills and Notes Act (Canada).

Section 2.9  Reduction of Maximum Commitment Level.

                  (a) The Borrower shall have the right, exercisable by it at any time and from time to time upon not less than thirty days prior written notice to the Lender and without penalty, but subject to the terms of this
Section 2.9, to reduce in whole or in part the Maximum Commitment Limit, provided that any such partial reduction shall be in an amount not less than Cdn. $200,000 or such greater amount which is an integral multiple of Cdn. $100,000. Notwithstanding the foregoing, the Borrower shall not be entitled to thereby (i) reduce the Maximum Commitment Limit below the then Outstanding Principal Obligations, or (ii) to prepay any outstanding BA Advance, unless the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid, provide Cover to and thereafter maintain, until such time as the applicable Bankers' Acceptances shall have matured and the related Bankers' Acceptance Liabilities shall have been fully satisfied, Cover with, the Lender in respect of all outstanding Bankers' Acceptances related to such BA Advances and on demand pay to the Lender any additional amounts payable pursuant to Section 11.7. No such reduction of the Commitment pursuant to this Section may be reinstated without the prior written approval of the Lender. Concurrently with the giving of any such notice, the Borrower shall prepay the Facility Fee that will have accrued due on the amount of the terminated portion of the Commitment to the effective date of such termination.

                  (b) On the Termination Date, the Commitment shall be terminated in its entirety.

Section 2.10  Use of Proceeds.

                  The proceeds of the Advances shall be used by the Borrower only for Permitted Purposes, provided that as against the Borrower and any other Person, the Lender shall not have any responsibility as to the use of any such proceeds.

                                   ARTICLE III
                                INTEREST AND FEES

Section 3.1  Interest on Prime Rate Loans.

                  The Borrower shall pay interest on the outstanding principal amount of each Prime Rate Loan outstanding under the Credit Facility from the date on which such Prime Rate Loan was made until such outstanding principal amount shall have been repaid in full, and both before and after maturity, default and judgment, at a floating rate per annum equal to the Prime Rate in effect from time to time plus 0.75% per annum, calculated daily and compounded and payable (a) monthly in arrears on the last Business Day of each month of each year, and (b) on the date on which such Prime Rate Loan becomes due and payable or is converted to another Type of Advance as contemplated by Article II, in each case based on the actual number of days elapsed and a year of 365 or 366 days, as the case may be.

Section 3.2  Acceptance Fee.

                  The Borrower shall pay the Lender a fee equal to 2.25% of the Face Amount of each Bankers' Acceptance accepted or purchased by the Lender multiplied by a fraction the numerator of which is the term to maturity of such Bankers' Acceptance, expressed in days, and the denominator of which is 365, which fee shall be paid as a condition precedent to any obligation on the part of the Lender to accept or purchase such Bankers' Acceptance.

Section 3.3  Facility Fee.

                  The Borrower shall pay the Lender a facility fee of Cdn. $25,000 per annum payable monthly in arrears in equal monthly instalments of $2,083.33 on the last Business Day of each month and on the Term Date.

Section 3.4  Reimbursement Obligations.

                  The amount of any Reimbursement Obligation may, if the applicable conditions precedent specified in Article VII hereof have been satisfied, be paid with the proceeds of Prime Rate Loans or, as provided in
Section 2.8(h), by the purchase of Refunding Bankers' Acceptances. Pending any such repayment in full, the Borrower shall pay to the Lender interest on any Reimbursement Obligation at the Past Due Rate, from and including the date on which such Reimbursement Obligations arose to the date of payment in full, calculated daily and compounded monthly in arrears based on the number of days elapsed and a year of 365 or 366 days, as the case may be, and payable on demand, both before and after judgement in respect thereof.

Section 3.5  Yearly Rate Statements.

                  For the purpose of complying with the Interest Act (Canada), it is expressly stated that:

                  (a) where interest is calculated pursuant hereto at a rate based on a 365 day period, the yearly rate or percentage of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the year (365 or 366, as the case may be) divided by 365; and

                  (b) the rates of interest specified in this Agreement are nominal rates and not effective rates or yields and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest, that they are capable of making the calculations necessary to compare such rates and that the principle of deemed reinvestment of interest shall not apply to any calculations of interest hereunder.

                                   ARTICLE IV
                            REPAYMENT OF OBLIGATIONS

Section 4.1  Repayment on Maturity.

                  The Obligations shall become due and payable, and shall be paid in full, on the Termination Date.

Section 4.2 Mandatory Repayment of Credit Facility.

                  Subject to the terms and conditions hereof, the Outstanding Principal Obligations, to the extent that for any reason the Outstanding Principal Obligations exceed the then current Borrowing Base, whether as a result of oversight or otherwise, shall be repaid forthwith, whether or not demanded by or on behalf of the Lender, together with all accrued interest to the date of such repayment on the principal amount so repaid and any other amounts payable to the Lender by the Borrower hereunder in respect thereof including, without limitation, pursuant to Section 11.7, provided that any such repayment of the amount by which the Outstanding Principal Obligations exceed the Borrowing Base in respect of any BA Advance shall be discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such repayment or the Borrower may pay such amount to the Lender and irrevocably authorize and direct the Lender to apply such payment as a prepayment of the amount by which the Outstanding Principal Obligations exceed the Borrowing Base on the next maturity date such that the Outstanding Principal Obligations, after giving effect to the payment, do not exceed the Borrowing Base.

                                    ARTICLE V
                              PAYMENTS AND ACCOUNTS

Section 5.1  Maintenance of Accounts.

                  The Borrower shall open in its name and maintain the Borrower's Account with the Lender at the Lender's Branch.

Section 5.2  Due Date of Payments.

                  Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, payable on such date.

Section 5.3  Time of Payments.

                  (a) All payments to be made by the Borrower to the Lender shall be paid in immediately available funds no later than 1:00 p.m. (Toronto,

Ontario time) on the date on which such payment is due. Any such payment made after such time on such date shall be deemed to have been paid on the next following Business Day.

                  (b) The funds to be advanced by the Lender to the Borrower in respect of any Advances shall be credited by the Lender to the Borrower's Account no later than 5:00 p.m. (Toronto, Ontario time) on the Drawdown Date, in the case of a Prime Rate Loan where the Advance Request in respect of such Prime Rate Loan is delivered to the Lender on the Drawdown Date, and in any other case, no later than 1:00 p.m. (Toronto, Ontario time) on the Drawdown Date.

Section 5.4  Form and Amount of Payments.

                  All amounts due hereunder, whether for principal, interest, or otherwise, shall be paid in full by the Borrower in Canadian Dollars, and all amounts due hereunder in respect of costs and expenses shall be paid in full by the Borrower in the currency in which such costs or expenses were originally incurred, in any case without set-off, withholding or deduction of any kind or nature whatsoever unless required by law, and then subject to Section 11.8.

Section 5.5  Charging Borrower's Account.

                  The Borrower hereby authorizes the Lender, if and to the extent that any payment owed to the Lender by the Borrower in respect of such Obligations is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the Lender, including without limitation the Borrower's Account, the full amount of the payment so due.

                                   ARTICLE VI
                                 INCREASED COSTS

Section 6.1  Additional Payments.

                  If subsequent to the date hereof (a) any change in applicable law, regulation, rule, treaty, decree or regulatory requirements or any change in the interpretation or application thereof by any Governmental Authority; or
(b) compliance by the Lender with any change in applicable guidelines, directions, requests or requirements (whether or not having the force of law) of any Governmental Authority shall have the effect of:

         (i) increasing the cost to the Lender of continuing to provide or maintain the Credit Facility (including, without limitation, the costs of maintaining any reserve or special deposit or similar requirements with respect to this Agreement, or with respect to its obligations hereunder or thereunder);

         (ii) imposing on the Lender or expecting there to be maintained by the Lender any additional capital adequacy or additional capital requirement (including, without limiting the generality of the foregoing, under any Capital Adequacy Guideline or any other requirement which affects the Lender's allocation of capital resources to its obligations) in respect of the Lender's obligations hereunder;

         (iii) reducing any amount paid or payable to the Lender under this Agreement in any amount it deems material;

         (iv) causing the Lender to make any payment or to forego any return, on a basis calculated by reference to any amount received or receivable by the Lender under this Agreement; or

         (v) directly or indirectly reducing the effective return to the Lender under this Agreement or on the Lender's overall capital as a result of entering into this Agreement or as a result of any of the transactions or obligations contemplated by this Agreement (other than a reduction resulting from a generally applicable higher rate of tax imposed on the net income of the Lender) received or receivable by the Lender under this Agreement, the Borrower shall, subject to the terms and conditions hereof, pay such amount (the "Compensating Amount") as the Lender may specify to be necessary to compensate the Lender for and will indemnify the Lender against any such additional cost, reduction, payment or foregone return. The payment by the Borrower of such Compensating Amount is not, and shall not be deemed to be or construed as, a repayment on account of any Outstanding Principal Obligations.

                  The Lender shall, forthwith after the Lender becoming aware of the occurrence of an event having the effect set out in (i), (ii), (iii), (iv), or (v) above entitling the Lender to the payment of a Compensating Amount and the Lender determining to claim such Compensating Amount (which determination the Lender shall make without undue delay), give notice to the Borrower of the Compensating Amount claimed with details of the events giving rise thereto and shall at that time provide to the Borrower a certificate setting out in reasonable detail a calculation of the Compensating Amount claimed (and where appropriate the Lender's reasonable allocation to its Advances hereunder of Compensating Amounts with respect to the aggregate of such similar credits granted by the Lender affected by such event). The certificate of the Lender with respect to the Compensating Amount shall be final and conclusive in the absence of manifest error. The Borrower shall within fifteen days of receipt of such notice from the Lender pay to the Lender the Compensating Amount. The obligation to pay such a Compensating Amount for subsequent periods will continue, subject as herein provided, until the earlier of the payment in full of the Obligations owed to the Lender and the lapse or cessation of the event giving rise to the Compensating Amount. The Lender shall notify the Borrower in writing as soon as reasonably possible of any such lapse or cessation.

Section 6.2  Option to Prepay.

                  If any notification of a Compensating Amount is given under
Section 6.1 in respect of any Advance, then the Borrower may, by written notice to the Lender given within fifteen Business Days next following the date of the notification, elect to prepay such Advance (in the case of Outstanding Principal Obligations in respect of any BA Advance, discounted for the period to the maturity of the Bankers' Acceptances outstanding in respect of such BA Advance at the Canada Treasury Bill Rate for such discount calculation period in effect on the date of such prepayment) or to convert all such Advances to any other Type of Advance, but should it do so the Borrower shall pay to the Lender all interest accrued to the date of such prepayment on the Advances so prepaid and on demand all such amounts as are required to compensate the Lender for (a) any Compensating Amount payable pursuant to Section 6.1, and (b) any additional amounts payable pursuant to Section 11.7.

                                   ARTICLE VII
                         CONDITIONS PRECEDENT TO LENDING

Section 7.1  Conditions Precedent to Initial Advance.

                  The obligation of the Lender to make its initial Advance under the Credit Facility is subject to the Lender having received the following, each dated as of a date satisfactory to the Lender and in form and substance reasonably satisfactory to the Lender, provided that such condition precedent, being for the sole benefit of the Lender, may be unilaterally waived by it in whole or in part at any time on or before the date of the initial Advance:

         (a) certified copies of the articles and extracts of the by-laws of the Borrower, FLSCI and each Guarantor relating to the authority to borrow or guarantee and the execution of documents, together with a related certificate of non-restriction;

         (b) certified copies of the resolutions of the board of directors of the Borrower, FLSCI and each Guarantor approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party;

         (c) a certificate of status or like certificate with respect to the Borrower, FLSCI and each Guarantor issued by the appropriate Governmental Authority of the jurisdiction of its incorporation;

         (d) a certificate of a senior officer of the Borrower, FLSCI and each Guarantor, certifying as to the names and true signatures of its officers authorized to sign each Loan Document to which it is a party;

         (e) a certificate of a senior officer of the Borrower to the effect that all representations and warranties of the Borrower set forth in Article VIII are true in all material respects as of the initial Drawdown Date;

         (f) a certificate of a senior officer of FLSCI and each Guarantor to the effect that all its representations and warranties set forth in each Loan Document to which it is a party are true in all material respects as of the initial Drawdown Date;

         (g) the following Security Documents as security for the payment and performance of the Obligations:

                  (i) a general security agreement in favour of the Lender by the Borrower as security for the Obligations granting security interests in all of the Borrower's Assets;

                  (ii) a guarantee (each a "Required Guarantee") in favour of the Lender by each of FLI and RAI of the Obligations;

                  (iii) an assignment in favour of the Lender by the Borrower of all of the Borrower's rights under all Assigned Leases and Assigned Leased Property outstanding as of the Closing Date, together with such information and documentation concerning each such Assigned Lease and all Assigned Leased Property and all other Collateral associated therewith as may be reasonably requested by the Lender;

                  (iv) intercreditor agreement between the Lender, FLSCI and the Borrower providing for subordination and security ranking in respect of any Indebtedness or other Liabilities of the Borrower to FLSCI and Encumbrances granted by the Borrower to FLSCI;

                  (v) unless incorporated into the Required Guarantees, subordination agreements in favour of the Lender by each of FLI and RAI in respect of any Indebtedness or other Liabilities of the Borrower to either of them;

                  (vi) a certified copy of or certificate of insurance particulars with respect to, and an assignment of, each of the insurance policies referred to in Section 9.1(c);

                  (vii) an irrevocable direction (the "IBM Direction") in writing from the Borrower and FLSCI to IBM Canada, acknowledged in writing by IBM Canada, providing (1) that from and after the Closing Date, all payments from IBM Canada to the Borrower or to FLSCI pursuant to the IBM Leasing Program Agreements shall be paid by IBM Canada into the Borrower's Account, and (2) confirmation by IBM Canada that each of the IBM Leasing Program Agreements is in full force and effect, unamended, and that there is no event of default thereunder;

         (h) true copies of all Material Contracts, Assigned Leases and Books and Records requested by the Lender;

         (i) a certificate of a senior officer of each Guarantor (1) attaching the most currently available audited, and any later interim unaudited, financial statements of the Guarantor, and
                  (2) in the case of FLI, attaching the latest certificate of an officer of FLI delivered pursuant to section 6.11 of the FLI Credit Agreement;

         (j) a Compliance Certificate certifying that no Default or Event of Default shall have occurred and be continuing, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether a Default or an Event of Default specified in Section 10.1(u), (v), (w), (x) or (y) shall have occurred and be continuing;

         (k) an opinion of counsel to the Borrower with respect to the Borrower, the Loan Documents to which the Borrower is a party and the transactions contemplated thereby;

         (l) an opinion of counsel to FLSCI and each Guarantor with respect to such Person, the Loan Documents to which such Person is a party and the transactions contemplated thereby;

         (m) such other certificates and documentation relating to the Borrower, FLSCI and each Guarantor or their respective Assets as the Lender may reasonably request;

         (n) results with all aspects of the Lender's review of the Borrower and its Affiliates, businesses, Assets and capital structure, the IBM Leasing Program Agreements and the Loan Documents, including, without limitation, the results of searches with respect to outstanding Encumbrances;

         (o) true copies of any consent, approval, order, authorization, licence, exemption or designation of or by any Governmental Authority or other Person required in connection with the execution, delivery or performance of this Agreement or any other Loan Document or the incurrence, payment or performance of the Obligations; and

         (p) the favourable report of counsel to the Lender with respect to the transactions contemplated by the Loan Documents.

Section 7.2  Conditions Precedent to Each Advance.

                  The obligation of the Lender to make any Advance (including the initial Advance) under the Credit Facility is subject to the fulfilment of each of the following conditions precedent to the reasonable satisfaction of the Lender (provided that each such condition precedent, being for the sole benefit of the Lender, may be unilaterally waived by it in whole or in part at any time either generally or with respect to any particular Advance):

         (a) the Lender shall have received from the Borrower a duly completed Advance Request and Borrowing Base Certificate in accordance with the provisions of this Agreement in that regard;

         (b) the representations and warranties set forth herein and in any other Loan Document shall be true and correct in all material respects, both on the date of such Advance Request and on the requested date of Advance;

         (c) the Borrower and each Guarantor shall have observed and performed in all material respects all covenants set forth herein and in any other Loan Document;

         (d) no Default or Event of Default shall have occurred and be continuing or will result from giving effect to such Advance Request;

         (e) the making of the requested Advance shall not be prohibited by any Legal Requirement;

         (f) subject to any Permitted Encumbrances and the Encumbrances granted under section 3.1 of the FLI Credit Agreement, the obligations and liabilities of a Guarantor to the Lender under or in respect of any Required Guarantee shall rank at least pari passu with the most senior Indebtedness of the Guarantor, secured or unsecured; and

         (g) where any Lessee or any Leased Property under a Lease identified in the Borrowing Base Certificate delivered with such Advance Request is located, resident or has an address in any jurisdiction outside the Province of Ontario, the Encumbrances provided for in the Security Documents shall be registered, or notice thereof shall be filed or otherwise recorded in all such jurisdictions in which, at any time, it is necessary or desirable in the opinion of the Lender to obtain a perfected security interest in the Collateral associated with each such Lease or to protect the interests of the Lender thereunder.

                  The submission by the Borrower of an Advance Request shall be deemed to constitute a representation and warranty by the Borrower that the conditions precedent to the making of the Advance requested thereby set forth in this Article VII have been satisfied in full.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

Section 8.1  Representations and Warranties by the Borrower.

                  The Borrower represents and warrants to the Lender as follows, and acknowledges that the Lender is relying thereon without independent inquiry in entering into this Agreement and providing Advances from time to time:

                  (a) Organization and Qualification. The Borrower and each Subsidiary of the Borrower is a corporation duly incorporated or amalgamated (as the case may be), and organized, and is validly existing and up-to-date in the filing of all corporate, financial and other returns under the laws of its jurisdiction of incorporation. The Borrower and each Subsidiary of the Borrower is duly registered, licensed or qualified as an extra-provincial or foreign corporation, and is up-to-date in the filing of all corporate, financial and other returns under the laws of each jurisdiction in which it owns Material Assets or carries on a material portion of its business or where the failure to be so registered, licenced or qualified could result in a Material Adverse Effect. The Borrower has delivered to the Lender a complete and correct copy of the charter documents and by-laws of the Borrower and each Subsidiary of the

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Borrower, in each case as amended to the date of such delivery, and there have been no amendments to any such charter documents or by-laws other than as have been disclosed to the Lender;

                  (b) Corporate Power. The Borrower has full corporate right, power and authority to enter into and perform its obligations under each of the Loan Documents and the Borrower and each Subsidiary of the Borrower has full corporate power and authority to own and operate its Assets and to carry on its business as now conducted and as presently proposed to be conducted;

                  (c) Conflict with Other Instruments. The execution and delivery by the Borrower of the Loan Documents, the performance by the Borrower of its obligations thereunder and hereunder (as the case may be) and compliance with the terms, conditions and provisions thereof and hereof do not and will not after completion of the Closing:

         (i) conflict with or result in a breach of any of the terms, conditions or provisions of (A) the charter documents or by-laws of the Borrower or any of its Subsidiaries, (B) any Legal Requirement applicable to the Borrower or any of its Subsidiaries or any Material Assets, (C) the IBM Leasing Program Agreements, or (D) except as disclosed to the Lender in writing, any Material Contract; or

         (ii) result in, require or permit (A) the imposition of any Encumbrance upon or with respect to any Material Assets now owned or hereafter acquired, (B) the acceleration of the maturity of any Indebtedness of, binding on or affecting the Borrower or any of its Subsidiaries or any Material Assets, or
                  (C) any third party to terminate or acquire rights under the IBM Leasing Program Agreements or any other Material Contract;

                  (d) Authorization, Governmental Approvals, etc. The execution and delivery of each of the Loan Documents by the Borrower and the performance by the Borrower of its obligations hereunder and thereunder (as the case may be) have been duly authorized by all necessary corporate action; no consent, approval, order, authorization, licence, exemption or designation of or by any Governmental Authority or other Person is required in connection with the ownership and operation of its Assets and the carrying on of its business as now conducted and as presently proposed to be conducted or the execution, delivery and performance by the Borrower of this Agreement or any of the other Loan Documents except such as have been obtained and true copies of which have been delivered to the Lender on or prior to the Closing Date; and no registration, qualification, designation, declaration or filing with any Governmental Authority is or was necessary to enable or empower the Borrower to own and operate its Assets and to carry on its business as now conducted and as presently proposed to be conducted or to enter into and to perform its obligations under the Loan Documents except such as have been made or obtained and are in full force and effect, unamended;

                  (e) Due Execution. The Loan Documents have each been duly executed and delivered by the Borrower and each constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms,

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subject to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies;

                  (f) Ownership of Assets and Places of Business. The Borrower is the absolute beneficial owner of, with good and marketable title to, all Collateral and all of its Material Assets free and clear of all Encumbrances other than the Encumbrances set forth in Schedule 8.1(f)A attached hereto and any other Permitted Encumbrances and leasehold interests of the Lessees thereunder. The only places of business of Borrower, and the places where it keeps and intends to keep copies of the Assigned Leases and its Books and Records concerning the Collateral, are at the addresses listed in Schedule 8.1(f)(B) attached hereto and the name of each owner of record of each such place of business is also set forth on Schedule 8.1(f)(B);

                  (g) Subsidiaries and Affiliates. On the Closing Date, the only Subsidiaries and Affiliates of the Borrower are as set out in Schedule 8.1(g). None of the Borrower or any of its Subsidiaries has agreed or offered to acquire any shares in the capital of any other corporation or any ownership interest in any other Person which after acquisition thereof would amount to a Material Asset or to acquire or lease any other Material Asset or business operations. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Borrower, or for the purchase or issue, of any securities of any Subsidiary of the Borrower;

                  (h) Indebtedness. None of the Borrower or any of its Subsidiaries has any outstanding Indebtedness other than:

         (i) Indebtedness reflected in the Closing Financial Statements, including, without limitation, Subordinated Indebtedness and unsecured intercompany Indebtedness of the Borrower to its Affiliates;

         (ii)     Non-Recourse Debt; and

         (iii) Indebtedness owed or otherwise incurred to the Lender under the Loan Documents;

                  (i) No Default Under Material Contracts. None of the Borrower or any of its Subsidiaries is in default or breach in any material respect of any Material Contract to which it is a party or by which it or any of its Material Assets may be bound and there exists no state of facts which after notice or the passage of time, or both, would constitute such a default or breach, and all such Material Contracts are in good standing in all material respects;

                  (j) Tax Matters. All Taxes that are or may become payable by the Borrower or any of its Subsidiaries in respect of any prior period have been fully paid or fully disclosed and fully provided for in the books and financial statements of the Borrower and each such Subsidiary of the Borrower. There are no actions, audits, assessments, reassessments, suits, proceedings, investigations or claims pending or threatened against the Borrower or any of

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its Subsidiaries in respect of any Taxes or any matters under discussion with any Governmental Authority relating to any Taxes;

                  (k) Litigation and Other Proceedings. There is no court, administrative, regulatory or other proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, or any investigation or inquiry, by or before any Governmental Authority against or involving the Borrower or any of its Subsidiaries (whether in progress or threatened);

                  (l) Financial Statements.

         (i) the Closing Financial Statements of the Borrower and its Subsidiaries have been prepared in accordance with Generally Accepted Accounting Principles and present fairly in all material respects the financial position of each of the Borrower and its Subsidiaries as at o and the results of their operations for the period then ended; and

         (ii) all other financial statements delivered to the Lender relating to each of the Borrower and its Subsidiaries have been prepared in accordance with Generally Accepted Accounting Principles and present fairly in all material respects the financial position of each of the Borrower and its Subsidiaries, as the case may be, and the results of their operations for the period covered thereby;

                  (m) Pension Plans. No pension plans are provided by the Borrower or its Subsidiaries as of the Closing Date;

                  (n) Compliance with Laws. The Borrower and each of its Subsidiaries has complied and is complying in all material respects with all Legal Requirements applicable to its business, property, Assets and operations in each jurisdiction in which such corporations own any Material Assets or carry on any material portion of their respective businesses;

                  (o) Year 2000 Compliance. The Borrower has been informed by its software and hardware suppliers that all information, communication and systems technology and all systems and equipment dependent on embedded microchips or operating or application software, of or used by the Borrower and its Subsidiaries, including related supporting data and files, will, except where failure to function correctly could not reasonably be expected to have a Material Adverse Effect on the Borrower, function correctly when dealing with dates and times and date or time related data to, without interruption, accurately process date and time data from, into, and between the twentieth and twenty-first centuries and the years 1999 and 2000 and perform leap year calculations and do not, as a result of the processing of such date or time, (i) create any logical or mathematical inconsistency, (ii) malfunction, or (iii) cease to function. Accurate processing as referred to above, includes accurately outputing, extracting, displaying, calculating, comparing, sorting, sequencing and printing such data;

                  (p) Disclosure. The Borrower has made available to the Lender prior to the Closing Date all of the material agreements, arrangements and

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undertakings, both written and oral, relating to the IBM Leasing Program
Agreements and all material information known to it to such date relating to the IBM Leasing Program Agreements. To the best of the knowledge of the Borrower, the Guarantors or their respective Affiliates, as the case may be, all such information, and all other information supplied to the Lender by the Borrower or the Guarantors or their respective Affiliates (i) with respect to any and all factual matters, is true and correct in all material respects (except as otherwise disclosed to the Lender in writing on or before the Closing Date),
(ii) with respect to any projections or forecasts therein and the assumptions on the basis of which such information was prepared, is believed to be reasonable in the circumstances (except as otherwise disclosed to the Lender in writing on or before the Closing Date), and (iii) with respect to any other matters being the subject of opinion, is believed on reasonable grounds to be true and correct in all material respects (except as otherwise disclosed to the Lender in writing on or before the Closing Date). There is no fact known to the Borrower as of the Closing Date which could reasonably be expected to have a Material Adverse Effect with respect to the Borrower or any Guarantor which has not been fully and adequately disclosed to the Lender prior to the Closing Date;

                  (q) Names. The Borrower has not conducted business under or used any other name (whether corporate or assumed) except for the names shown on
Schedule 8.1(q), attached hereto. All trademarks, patents or copyrights which the Borrower or any Subsidiary of the Borrower uses, plans to use or has a right to use are listed on Schedule 8.1(q) attached hereto and any and all business done and all invoices issued in such trade names are Borrower's or FLSCI's sales, leases, business and invoices. The Borrower is the sole owner of such Assets except to the extent any other Person has claims or rights in such Assets, as such claims and rights are described on such Schedule 8.1(q). To the best of the Borrower's knowledge, the Borrower is not in violation of any rights of any other Person with respect to such Assets;

                  (r) Assigned Leases and Assigned Leased Property. Each Lease reported to the Lender as an Eligible Lease and the Leased Property associated therewith shall, at all times when such Leases are included in the Borrowing Base calculation, be in compliance with all of the following representations:

         (i) each such Lease is genuine, based on contracts that are enforceable in accordance with their terms against the Lessee and the Leased Property named and referenced therein, constitutes the entire agreement for the leasing of the Leased Property thereby covered, has not been altered or amended, and Borrower's Books and Records relating thereto are accurate, complete and genuine;

         (ii) each item of such Leased Property has been delivered to and, in all instances, accepted by the Lessee and is in good condition, ordinary wear and tear excepted, has not been returned, rejected, lost, stolen, destroyed or damaged and has not been removed from service;

         (iii) each such Lease has been duly executed by the Borrower and each Lessee, is a valid, legal and binding obligation of Borrower and such Lessee, and is enforceable against Borrower

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                  and such Lessee in accordance with its terms. Borrower is the sole owner of each of such Leases and has the authority to assign all of its right, title and interest therein upon the terms set forth in the Security Documents and the IBM Leasing Program Agreements but, at any time when such Lease is included in any Borrowing Base or Available Commitment calculation, no such Lease or any Lease Receivable under such Lease, or any Leased Property or other Collateral associated therewith or any interest therein, shall have been sold or otherwise disposed to FLSCI, IBM Canada or any other party pursuant to any IBM Leasing Program Agreement or otherwise;

         (iv) each such Lease and all Leased Property which is the subject matter thereof at the time of its assignment to the Lender pursuant to a Security Document and at all times thereafter, will be free and clear of any and all assignments, options, rights, or other Encumbrances whatsoever other than security interests for the benefit of the Lender and the rights of the Lessee(s) thereunder;

         (v) all costs, fees, and expenses incurred in making and closing each such Lease have been paid and each such Lease is and will be current at the time of the assignment thereof to the Lender pursuant to a Security Document. No default exists or event exists which with the giving of notice or the passage of time or both, will result in the occurrence of a default of any obligation, as expressed in any such Lease;

         (vi) the Lender has a first perfected security interest in the Collateral associated with each such Lease (including without limitation each Lease and the Leased Property which is the subject matter thereof) subject to no other Encumbrance. In the case of any such Lease in respect of Leased Equipment with an acquisition cost in excess of Cdn. $ 25,000, Borrower has taken and in the future, shall take all steps necessary to maintain Lender's first perfected security interest in the Collateral, including, if required, perfecting Borrower's security interest by filing financing statements, amendments thereto, or assignments and/or continuations thereof and recording of the documentation necessary to perfect Borrower's security interest;

         (vii) each such Lease represents the undisputed obligation of the Lessee named therein and no payment required thereunder is and, at any time during the term of such Lease, has been, more than thirty (30) days contractually past due;

         (viii) each item of Leased Property leased pursuant to each such Lease has been insured in the ordinary course of Borrower's or the Lessee's business;

         (ix) the Borrower has not received notice of a bankruptcy, receivership, reorganization or insolvency of any Lessee under any such Lease or any material adverse change in the financial condition of any such Lessee;

         (x) no Lessee under any such Lease is a Subsidiary or Affiliate of the Borrower, or is an officer or employee of the Borrower or of a Subsidiary or Affiliate of the Borrower;

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         (xi)     each such Lease is not subject to any defense, set off,
                  counterclaim, deduction, or allowance or adjustment and contains a provision whereby the Lessee agrees not to assert any claim or reduction, counterclaim, setoff, recoupment or any other claim, allowance or adjustment against any assignee of Borrower;

         (xii) the Lessee under any such Lease is not otherwise in default under such Lease;

         (xiii) unless otherwise agreed to in writing by the Lender, each such Lease provides for the lease of Leased Property with an aggregate invoice price of less than Cdn. $50,000;

         (xiv) each such Lease arose in the ordinary course of the Borrower's business within the 120 days preceding the date it is reported to the Lender as an Eligible Lease and will not have been assigned to the Lender for a period of more than 120 days;

         (xv)     each such Lease does not have a term in excess of forty-eight
                  (48) months;

         (xvi) each such Lease is a Lease with a Lease Receivable, which together with all other Lease Receivables owed by the same Lessee or a Subsidiary or Affiliate of such Lessee, does not exceed Cdn. $100,000 in the aggregate; and

         (xii) Lease Receivables under each such Lease are eligible for assignment to IBM Canada pursuant to the IBM Leasing Program Agreements.

Section 8.2  Survival of Representations and Warranties.

                  The representations and warranties herein set forth or contained in any certificates or documents delivered to the Lender pursuant hereto shall survive the execution and delivery hereof and any Advance hereunder and any investigation at any time made by or on behalf of the Lender. The representations and warranties shall be deemed to be continuing and repeated by the Borrower upon each Drawdown Date, and all references to the Closing Date contained in such representations and warranties shall be deemed to refer to such Drawdown Date.

                                   ARTICLE IX
                            COVENANTS OF THE BORROWER

Section 9.1  Affirmative Covenants.

                  From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or the Commitment shall continue to exist, the Borrower shall:

                  (a) Payment of Obligations to Lender. Duly and punctually pay to the Lender all amounts payable by the Borrower hereunder as and when the same become due;

                  (b) Payment of Taxes, etc. Pay and discharge, and cause each of its Subsidiaries to pay, before the same shall become delinquent, all Taxes,

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except any such Taxes which are being contested in good faith and by proper proceedings and for which adequate provision for payment has been made to the satisfaction of the Lender, acting reasonably;

                  (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary, as the case may be, operates, such policies to show the Lender as loss payee thereof under a mortgage clause in a form approved by the Insurance Bureau of Canada, and promptly furnish or cause to be furnished to the Lender evidence of the maintenance of all such insurance satisfactory to the Lender. In the event the Borrower fails to procure or cause to be procured any such insurance or to timely pay or cause to be paid the premiums on any such insurance, the Lender may do so for the Borrower, but the Borrower shall continue to be liable for the same;

                  (d) Preservation of Corporate Existence, etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its and their respective corporate existence and rights (charter and statutory) and maintain, and cause each of its Subsidiaries to maintain, up-to-date registrations and licences and filings of all corporate, financial and other returns under the laws of all jurisdictions where the Borrower or such Subsidiary owns any Material Assets or carries on a material portion of its business, where the failure to do so could have a Material Adverse Effect; and maintain and cause its Subsidiaries to maintain full corporate right, power and authority to perform their respective obligations under each of the Loan Documents to which each is a party and to own and operate their respective Assets and to carry on their respective businesses where the failure to do so could have a Material Adverse Effect;

                  (e) Enforceability. Ensure that at all times and from time to time the execution and delivery of each of the Loan Documents by it and the performance by it of its obligations thereunder will be, upon the execution and delivery thereof, duly authorized by all necessary corporate action; that all consents, approvals, orders, authorizations, licenses, exemptions or designations of or by any Governmental Authority or other Person required in connection with the execution, delivery and performance by it of any such documents have been obtained; and that all registrations, qualifications, designations, declarations or filings with any Governmental Authority necessary to enable or empower it to enter into and to perform its obligations under any such documents have been obtained and continue in full force and effect as required for such purpose; and that any and all Loan Documents to which it is a party have been duly executed and delivered by it and that each will constitute its legal, valid and binding obligation enforceable in accordance with its terms, subject only to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies;

                  (f) Compliance with Laws, etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable Legal Requirements, and duly observe all valid requirements of any Governmental Authority;

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                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, financial books and records systems in accordance with Generally Accepted Accounting Principles and all applicable Legal Requirements, and in such books and records make full and correct entries of all financial transactions, Assets, liabilities, shareholders equity, participation accounts and business of the Borrower and each of its Subsidiaries in accordance with Generally Accepted Accounting Principles;

                  (h) Maintenance of Assets, etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its or their Material Assets in all material respects in good repair, working order and condition (reasonable wear and tear excepted) and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto, so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management; and, without limiting the generality of the foregoing, maintain, preserve and protect, and cause each of its Subsidiaries to maintain, preserve and protect its or their intangibles, including all trademarks, trade names, copyrights, licences and other intellectual property, that constitute Material Assets, without conflict with the rights of others;

                  (i) Reporting Requirements. Furnish to the Lender:

         (i) annually, as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower,

                  (A) Audited Financial Statements. The audited annual financial statements of the Borrower and its Subsidiaries for such fiscal year; and

                  (B) Compliance Certificate. A Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether a Default or an Event of Default specified in Section 10.1(u), (v), (w), (x) or (y) shall have occurred and be continuing;

         (ii) quarterly, as soon as available and in any event within 60 days after the end of each fiscal quarter,

                  (A) Quarterly Financial Statements. The quarterly financial statements of the Borrower and its Subsidiaries for such fiscal quarter; and

                  (B) Compliance Certificate. A Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether a Default or an Event of Default specified in Section 10.1(u), (v), (w), (x) or (y) shall have occurred and be continuing;

         (iii) monthly, as soon as available and in any event within 30 days after the end of each month,

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                  (A)     Monthly Financial Statements. The monthly financial
                          statements of the Borrower and its Subsidiaries for such month; and

                  (B) Compliance Certificate. A Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether a Default or an Event of Default specified in Section 10.1(u), (v), (w), (x) or (y) shall have occurred and be continuing;

          (iv) as soon as available, and in any event, within 10 days after release of such statements to shareholders or investors or the public, the audited annual financial statements and quarterly financial statements of each of RAI and FLI for each fiscal year and each fiscal quarter of each of RAI and FLI;

          (v) promptly after becoming aware thereof, notice of any existing or threatened action, suit or proceeding by or before any Governmental Authority which, if adversely decided, could have a Material Adverse Effect with respect to the Borrower or any Guarantor;

          (vi) promptly on reasonable demand, a Compliance Certificate dated the date of delivery thereof, with work sheets attached thereto setting forth in reasonable detail the computations necessary to determine whether a Default or an Event of Default specified in Section 10.1(u), (v), (w), (x) or (y) shall have occurred and be continuing;

          (vii) promptly upon becoming aware thereof, notice of any fact or change which has had, is having or is expected to have a Material Adverse Effect with respect to the Borrower or any Guarantor; and

          (viii) such other information respecting the Assets, business and affairs, financial or otherwise, of the Borrower or any of its Subsidiaries or Affiliates, as the Lender may from time to time reasonably request, including, without limitation, details of Collateral distribution, delinquencies, residual recoveries and loan loss experience;

                  (j) Cure Defects. Promptly cure or cause to be cured, or cause its Subsidiaries to cure or cause to be cured, any defects in the execution, delivery, validity or enforceability of any of the Loan Documents or any of the other agreements, instruments or documents contemplated thereby or executed pursuant hereto or thereto and at its expense, execute and deliver or cause to be executed and delivered all such agreements, instruments and other documents and make all necessary filings and recordings as the Lender may consider reasonably necessary or desirable for the foregoing purposes;

                  (k) Notice of Default, etc.. Notify the Lender forthwith in writing of the occurrence of a Default, an Event of Default or any fact or circumstance which has resulted or can reasonably be expected to result in a

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Material Adverse Effect with respect to the Borrower or any Guarantor, and in such notice and in further notices delivered from time to time thereafter to (and in any event forthwith in response to any request for such a notice by) the Lender, provide the Lender with the particulars of the steps being taken to remedy any such Default, Event of Default or fact or circumstance giving rise to any such Material Adverse Effect;

                  (l) Places of Business. Give thirty (30) days prior written notice to the Lender of any changes in the location of any of its respective places of business, of the places where Books and Records are kept, or the establishment of any new, or the discontinuance of any existing place of business;

                  (m) Sale of Collateral. Mark its Books and Records to indicate Lender's security interest in the Collateral and, unless Lender consents otherwise in writing, Borrower shall retain title at all times to the Assigned Leased Property; provided however, that so long as no Event of Default or Default has occurred, Borrower may sell Assigned Leases and Assigned Leased Property to FLSCI, and FLSCI may sell interests in such Assigned Leases and Assigned Leased Property and Lease Receivables thereunder to IBM Canada, pursuant to the IBM Leasing Program Agreements and the IBM Direction and upon receipt of the proceeds from the sale of such Assigned Leases and/or Assigned Leased Property and/or Lease Receivables in accordance with the IBM Direction, the Lender shall execute such documentation as is reasonably necessary to release its security interest in such Assigned Leases and/or Assigned Leased Property and/or Lease Receivables;

                  (n) Inspection. Permit any of the Lender's officers or other representatives to visit and inspect any of Borrower's locations or where any Collateral is kept during regular business hours, to examine and audit all of Borrower's Books and Records, books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers, employees and accountants or auditors. All such examinations shall be at Borrower's expense at the standard rates charged by the Lender or an outside firm engaged to perform such services, for such activities (plus the Lender's or such outside firm's reasonable out-of-pocket expenses); and

                  (o) Further Assurances. At its cost and expense, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender all such further agreements, instruments, documents and other assurances and do and cause to be done all such further acts and things as may be necessary or desirable in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement or any of the other Loan Documents.

Section 9.2  Negative Covenants.

                  From and after the Closing Date and so long as any Obligations remain outstanding and unpaid or any Commitment shall continue to exist, the Borrower shall not, without the prior written consent of the Lender, which consent shall not be unreasonably withheld:

                  (a) Indebtedness. Create, incur, assume or suffer to exist, or permit any of the Subsidiaries to create, incur, assume or suffer to exist any Indebtedness other than:

         (i) Indebtedness owed or otherwise incurred to the Lender under the Loan Documents;

         (ii) Subordinated Indebtedness and unsecured intercompany Indebtedness of the Borrower to its Affiliates (other than a Securitization Subsidiary);

         (iii)    Non-Recourse Debt; and (iv) Permitted Debt;

                  (b) Encumbrances, etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Encumbrance on any of its or their respective Assets other than a Permitted Encumbrance;

                  (c) Sale of Material Assets. Effect, or permit any of its Subsidiaries to effect, any sale, lease, exchange, transfer, assignment or other disposition (whether in one transaction or a series of related transactions) of more than 10% of the aggregate Assets of the Borrower and its Subsidiaries other than (i) in the ordinary course of business, (ii) pursuant to the IBM Leasing Program Agreements and the IBM Direction, (iii) pursuant to a Securitization Transaction, or (iv) for the purpose of effecting a repayment or repayments on account of the then outstanding Obligations;

                  (d) Issue or Transfer of Shares. Other than expressly provided for herein, issue any shares in its capital or any options, warrants or other rights to purchase any shares in its capital or other equity interests, or securities exchangeable or convertible into shares in its capital or other equity interests, or permit any of its Subsidiaries to do so;

                  (e) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its or their business;

                  (f) Mergers, etc. Amalgamate with any other Person or Persons, or enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or a material portion of its Assets would become the property of any other Person or, in the case of any such merger, of the continuing corporation resulting therefrom, or permit any of its Subsidiaries to amalgamate with any other Person or Persons or to enter into any such transaction;

                  (g) Investments. Make, or permit any of its Subsidiaries to make, any Investment which would constitute a Material Asset, otherwise than in the ordinary course of its business and in compliance with all applicable Legal Requirements;

                  (h) Change of Control. Effect, or permit any of its Subsidiaries to effect, whether in one transaction or a series of related transactions, any Change of Control in respect of the Borrower or any of its Subsidiaries;

                  (i) Transactions with Affiliates. Except as otherwise expressly contemplated or permitted by this Agreement, directly or indirectly:

         (i) make any Investment, or permit any of its Subsidiaries to make any Investment, in any Affiliate;

         (ii) transfer, sell, lease, assign or otherwise dispose of, or permit any of its Subsidiaries to transfer, sell, lease, assign or otherwise dispose of, any Asset to any Affiliate;

         (iii) merge into or consolidate with or purchase or acquire any Assets from, or permit any of its Subsidiaries to merge into, or consolidate with or purchase or acquire any Assets from, any Affiliate; or

         (iv) enter into, or permit any of its Subsidiaries to enter into, any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, any guarantee or assumption of any obligation of any Affiliate), provided that (A) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Affiliates, or any one or more of them, and receive reasonable compensation in connection with services rendered by such individual in such capacity, and (B) the Borrower and any of its Subsidiaries may enter into any such transaction with any Affiliate if such transaction is in the ordinary course and subject to the reasonable requirements of its business and if the terms and conditions thereof are at least as favourable to the Borrower or such Subsidiary as market terms and conditions, and if such transaction would otherwise be permitted under this Agreement and all applicable Legal Requirements;

                  (j) Fiscal Year. Change its fiscal year, or permit any of its Subsidiaries to change their respective fiscal years, to other than September 30 or to have a fiscal year that does not end on September 30 of each calendar year;

                  (k) Minimum Capitalization. Permit the Consolidated Capitalization to be less than Cdn. $1,000,000; and

                  (l) Amendments. Supplement, amend, modify, restate or terminate, or cause or permit any Subsidiary of the Borrower, to supplement, amend, modify, restate or terminate, or otherwise make, permit, consent to or acquiesce in any modification of any term or condition of, the IBM Leasing Program Agreements or the IBM Direction or any obligations or liabilities arising thereunder or pursuant thereto, unless at least 10 Business Days prior written notice thereof is given to the Lender.

                                    ARTICLE X
                                  ACCELERATION

Section 10.1  Events of Default.

                  If any one or more of the following events (each an "Event of Default") shall occur and be continuing then the Lender may, (i) terminate the Lender's obligations to make any further Advance under the Credit Facility, and
(ii) (at the same time or at any time after such termination) declare the Obligations to be immediately due and payable, provided that should any Event of Default specified in Sections 10.1(g), 10.1(h), 10.1(i) or 10.1(j) occur then the Obligations shall, to the extent permitted by applicable law, be and become immediately due and payable without any declaration or other act on the part of the Lender:

                  (a) the Borrower makes default in the payment on the due date thereof of any amount payable by it hereunder on account of the Outstanding Principal Obligations under the Credit Facility;

                  (b) the Borrower makes default in the payment when due of any amount payable by it hereunder on account of interest, fees, costs, expenses or other amounts payable by it hereunder, and such default shall continue for five days after the earlier of the Borrower becoming aware of such default and notice of such default being given to the Borrower by the Lender;

                  (c) the Borrower fails to perform any covenant, agreement or undertaking under this Agreement other than those referred to in paragraphs (a) and (b) of this Section 10.1 or in any other Loan Document, provided that if such failure is capable of being remedied or cured within a ten Business Day period, the Borrower, subject to the other provisions of this Section 10.1, shall have a period of ten Business Days after the earlier of the Borrower becoming aware of such default and notice of such default being given to the Borrower by the Lender within which to remedy or cure such failure;

                  (d) any representation or warranty made by the Borrower in this Agreement or in any other Loan Document is incorrect in any material respect when made (or when deemed to be made hereunder or thereunder), provided that, notwithstanding any lack of correctness of any such representation or warranty as so stated as at the Closing Date, if the subject matter of such representation and warranty is capable of being remedied or cured within a ten Business Day period such that it would be true if so stated at such later time, the Borrower, subject to the other provisions of this Section 10.1, shall have a period of ten Business Days after the earlier of receipt of written notice from the Lender specifying the representation or warranty concerned and the Borrower otherwise becoming aware that such representation or warranty is incorrect in any material respect, within which to remedy or cure such lack of correctness;

                  (e) FLSCI or a Guarantor makes default in the payment when due, or otherwise fails to perform any covenant, agreement or undertaking under a Required Guarantee or other Loan Document, whether before or after the occurrence of any other Default or Event of Default under this Agreement, provided that if such failure is capable of being remedied or cured within a ten Business Day period, FLSCI or the Guarantor, subject to the other provisions of this Section 10.1, shall have a period of ten Business Days after the earlier of FLSCI or the Guarantor becoming aware of such default and notice of such default being given to FLSCI or the Guarantor by the Lender within which to remedy or cure such failure;

                  (f) any representation or warranty made by FLSCI or a Guarantor to the Lender in a Required Guarantee or other Loan Document is incorrect in any material respect when made (or when deemed to be made thereunder), provided that, notwithstanding any lack of correctness of any such representation or warranty as so stated as at the Closing Date, if the subject matter of such representation and warranty is capable of being remedied or cured within a ten Business Day period such that it would be true if so stated at such later time, FLSCI or the Guarantor, subject to the other provisions of this
Section 10.1, shall have a period of ten Business Days after the earlier of receipt of written notice from the Lender specifying the representation or warranty concerned and FLSCI or the Guarantor otherwise becoming aware that such representation or warranty is incorrect in any material respect, within which to remedy or cure such lack of correctness;;

                  (g) the Borrower or any of its Subsidiaries or a Guarantor ceases or threatens to cease to carry on business or becomes insolvent or bankrupt or ceases paying its debts generally as they fall due, other than any such debts which are contested in good faith and by appropriate proceedings and for which adequate provision has been made to the Lender' sole satisfaction, or the Borrower or any of its Subsidiaries or a Guarantor commits any act of bankruptcy or makes an assignment for the benefit of creditors or otherwise acknowledges its insolvency, or a trustee, receiver, receiver and manager, liquidator, agent or similar official is appointed for the Borrower or any of its Subsidiaries or a Guarantor or for any material part of its Assets, or bankruptcy, reorganization, proposal, arrangement, moratorium, compromise or similar proceedings shall be instituted by or in respect of the Borrower or any of its Subsidiaries or a Guarantor under the laws of any jurisdiction;

                  (h) without limiting the generality of paragraph (g) of this
Section 10.1, any Governmental Authority shall take control of the Borrower or any of its Subsidiaries or a Guarantor, or shall take control of the Assets of any such Person or any Material Assets;

                  (i) any proceeding is instituted by the Borrower or any of its Subsidiaries or a Guarantor, any order is made or any resolution is passed for the winding-up of the Borrower or any of its Subsidiaries or a Guarantor;

                  (j) any petition shall be filed or other action or proceeding shall be commenced, whether judicial, quasi-judicial or administrative in nature or by or in respect of the Borrower or any of its Subsidiaries or a Guarantor, to adjudge the Borrower or any of its Subsidiaries or a Guarantor insolvent or a bankrupt, or to give notice of, consider or approve any proposal, reorganization, compromise, moratorium or arrangement with all or any of the creditors of the Borrower or any of its Subsidiaries or a Guarantor, or to appoint a trustee, receiver, receiver and manager, liquidator, agent or similar official of the Borrower or any of its Subsidiaries or a Guarantor or any of its Assets or any Material Assets, or to wind-up, dissolve or otherwise liquidate the Borrower or any of its Subsidiaries or a Guarantor, provided that, if the Borrower or any of its Subsidiaries or the Guarantor shall be contesting such petition, action or proceeding in good faith and by appropriate proceedings based, in the Lender' sole opinion, on reasonable and substantial grounds, the Borrower and each of its Subsidiaries or the Guarantor, subject to the other provisions of this Section 10.1, shall have a period of forty-five days after the date of the filing or commencement of such petition, action or proceeding within which to obtain or procure an abandonment, dismissal, withdrawal, quashing or permanent stay of such petition, action or proceeding;

                  (k) any execution, sequestration or any other process of any court, any work order or any distress or analogous process becomes enforceable against the Borrower or any of its Subsidiaries or a Guarantor or any Material Assets, if enforcement thereof could have a Material Adverse Effect;

                  (l) the Borrower or any of its Subsidiaries shall permit any sum in excess of Cdn. $250,000, or RAI or FLI shall permit any sum in excess of U.S. $250,000, which has been admitted as due by it or is not disputed to be due by it to remain unpaid for five Business Days after proceedings have been taken to enforce the same;

                  (m) the Borrower or any of its Subsidiaries or a Guarantor makes default under the terms of any agreement or instrument for or in respect of any Indebtedness in excess of Cdn. $250,000, or in excess of U.S. $250,000, in the case of RAI or FLI, and such default remains unremedied for the applicable grace period, if any, specified in such agreement or instrument and has not been waived by the Person to whom such Indebtedness is owed or by its authorized representative or agent;

                  (n) a Material Adverse Effect with respect to the Borrower or a Guarantor shall occur;

                  (o) there is any material adverse qualification to any of the financial statements of the Borrower or any of its Subsidiaries or a Guarantor by their respective auditors;

                  (p) a Change of Control shall occur;

                  (q) this Agreement or a Required Guarantee or other Loan Document shall cease to be in full force and effect and to constitute a legal, valid and binding obligation of any of the parties signatory thereto enforceable against such parties in accordance with its terms, subject to bankruptcy, insolvency, arrangement and other laws affecting the enforcement of creditors' rights generally (other than those pertaining to settlements, fraudulent conveyances, assignments and preferences) and the availability, in the discretion of a court of competent jurisdiction, of equitable remedies;

                  (r) the operation of a Required Guarantee or other Loan Document shall be stayed or the Borrower or FLSCI or a Guarantor shall be resisting or disputing its obligations thereunder, whether or not pursuant to court proceedings;

                  (s) subject to Permitted Encumbrances, the Lender's rights and entitlement to be paid the Obligations hereunder shall cease to rank in priority to all other Indebtedness of the Borrower, secured or unsecured;

                  (t) subject to any Permitted Encumbrances and the Encumbrances granted under section 3.1 of the FLI Credit Agreement, the obligations and liabilities of a Guarantor to the Lender under or in respect of any Required Guarantee shall cease to rank at least pari passu with the most senior Indebtedness of the Guarantor, secured or unsecured;

                  (u) FLI shall at any time fail to maintain an Adjusted Debt to Tangible Net Worth Ratio on a consolidated basis, measured quarterly as of the last day of each fiscal quarter of each fiscal year of FLI, of not more than 5.5 to 1;

                  (v) FLI shall at any time incur, assume or otherwise become responsible or liable in any manner with respect to unsecured intercompany Indebtedness to Affiliates of FLI in excess of three (3) times the then outstanding principal amount of the FLI Subordinated Indebtedness;

                  (w) FLI shall, as of the last day of each fiscal quarter of each fiscal year of FLI, fail to maintain Tangible Net Worth at not less than the Minimum Required Amount;

                  (x) FLI shall, as of the last day of each fiscal quarter of each fiscal year of FLI, based on financial information for the twelve month period ending as of the end of such fiscal quarter, fail to maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1;

                  (y) the Borrower shall, as of the last day of each fiscal quarter of each fiscal year of the Borrower, fail to maintain the Consolidated Capitalization at not less than Cdn. $1,000,000; or

                  (z) any IBM Leasing Program Agreement or the IBM Direction shall be amended or terminated by any party or parties thereto without the prior written consent of the Lender.

Section 10.2.  Remedies Upon Default.

                  Upon the occurrence of an Event of Default and acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender may, commence such litigation or proceedings as it may deem expedient, all without any additional notice, presentation, demand, protest, notice of dishonour, including entering into of possession of any of the property or assets of the Borrower, or any other action, notice of all of which the Borrower hereby expressly waives. In addition to the foregoing in the event of the institution of any proceeding against the Borrower or the Borrower making an assignment for the general benefit of creditors or otherwise voluntarily initiating any proceeding in respect of its property or creditors under any law relating to bankruptcy, insolvency or organization or relief of debtors the effect of which is to cause an automatic stay to come into effect with respect to the Borrower or an actual or deemed entry of an order for relief with respect to any proceeding instituted by or against the Borrower under the Bankruptcy and Insolvency Act (Canada) or the Companies' Creditors Arrangement Act (Canada) (as amended, supplemented or replaced from time to time), as may be applicable, or any other applicable bankruptcy or insolvency laws which provide for an automatic stay, the obligations of the Lender to make any further Advance under this Agreement shall automatically be terminated and the Obligations shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. For greater certainty, the Borrower will be considered to be in default of its obligations hereunder by the mere lapse of time provided herein for performing such obligations, without any requirement of further notice or other act of the Lender unless a notice is specifically required under this Agreement. The rights and remedies of the Lender hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law. Nothing contained herein or in any Loan Documents now or hereafter held by the Lender with respect to the Obligations of the Borrower to the Lender, or any part thereof, nor any act or omission of the Lender with respect to such Loan Documents, shall in any way prejudice or affect the rights, remedies and powers of the Lender with respect to any other such Loan Documents.

Section 10.3.  Right of Set-Off.

                  Upon the occurrence of an Event of Default and the acceleration of the maturity of the Obligations owed to the Lender hereunder, the Lender is hereby authorized by the Borrower at any time and from time to time and shall to the fullest extent permitted by law, set off, appropriate and apply any and all deposits (general or special, time or demand, matured or unmatured, provisional or final) at any time held and other Indebtedness at any time owing to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing hereunder. The Lender shall promptly notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.3 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

Section 10.4.  Judgment Currency.

                  The obligation of the Borrower to make payments on any Obligations to the Lender hereunder in any currency (the "first currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "second currency") except to the extent to which such tender or recovery shall result in the effective receipt by the Lender of the full amount of the first currency payable, and accordingly the primary obligation of the Borrower shall be enforceable as an alternative or additional cause of action for the purpose of recovery in the second currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the first currency payable and shall not be affected by a judgment being obtained for any other sum due hereunder.

                                   ARTICLE XI
                                     GENERAL

Section 11.1  Evidence of Debt.

                  The Obligations of the Borrower hereunder, in respect of or in connection with the Advances under the Credit Facility made from time to time by the Lender or otherwise, shall, absent manifest error, be conclusively evidenced by the records of the Lender.

Section 11.2  Additional Expenses.

                  If during the continuation of an Event of Default the Borrower should fail to observe or perform any covenant or agreement to be observed or performed by the Borrower hereunder the Lender may but shall not be obliged to perform or cause to be performed the same for which purpose the Borrower hereby appoints the Lender to be the lawful attorney of the Borrower, and all reasonable expenses incurred or payments made by the Lender in so doing shall be paid by the Borrower to the Lender forthwith upon demand and any such unpaid amount shall bear interest, both before and after judgment, at the Past Due Rate, calculated daily and compounded monthly in arrears and payable on demand, and the Borrower hereby indemnifies the Lender against any loss incurred by the Lender in that regard.

Section 11.3  Invalidity of any Provisions.

                  Any provision of this Agreement or any of the other Loan Documents which is prohibited by the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining terms and provisions hereof or thereof and no such invalidity shall affect the obligation of the Borrower to pay the Obligations in full. The rate of interest chargeable or collectable on overdue instalments of interest shall not exceed the maximum rate permitted by applicable law.

Section 11.4  Amendments, Waivers, etc.

                  No amendment, modification or waiver of any provision of, and no waiver of the strict observance, performance or compliance by the Borrower with any term, covenant, condition or agreement contained in this Agreement and no indulgence granted by the Lender or consent to any departure by the Borrower therefrom, shall in any event be effective unless it shall be in writing and signed by the Lender (and the Borrower in the case of amendments or modifications or waivers by the Borrower), and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Notwithstanding the foregoing, no failure to exercise and no delay in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any other rights or remedies available at or provided by law.

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

Section 11.5  Notices, etc.

                  All notices and other communications provided for hereunder shall, except as otherwise permitted hereunder, be in writing personally delivered by messenger or courier or facsimile or telecopy transmission, if

                  (a) to the Borrower, to it at:

                  Fidelity Leasing Canada Inc.
                  c/o Fidelity Leasing, Inc.
                  1255 Wrights Lane
                  West Chester, Pennsylvania
                  19380, USA

                  Telecopy:  (610) 719-4515

                  for the attention of:  John Dale, Chief Financial Officer

                  (b) to the Lender, to it at:

                  Bank of Montreal
                  24th Floor, 1 First Canadian Place
                  Toronto, Ontario
                  M5X 1A1

                  Telecopy:  (416) 867-4741

                  for the attention of:  Director, Asset Portfolio Management or to such other address or facsimile or telecopy number as any party hereto may from time to time designate to the other parties hereto in such manner. All such notices and communications shall be effective, and deemed to be received by the intended recipient, on the date delivered or transmitted, if delivered or transmitted before 3:00 p.m. (Toronto, Ontario time) on a Business Day, or, in any other case, on the first Business Day following the date delivered or transmitted. A copy of any notice or communication sent by facsimile or telecopy transmission shall also be delivered personally by messenger or courier as aforesaid but such notice or communication shall be effective, and deemed to be received by the intended recipient, on the date it is sent by facsimile or telecopy transmission, if so transmitted before 3:00 p.m. (Toronto, Ontario time) on a Business Day, or, in any other case, on the first Business Day following the date it is so transmitted.

Section 11.6  Costs and Expenses.

                  The Borrower shall pay to the Lender, on demand all reasonable out of pocket costs and expenses (including, without limitation, all reasonable legal fees and disbursements) incurred by the Lender in connection with this Agreement, the other Loan Documents and the Credit Facility including, without limitation, (a) the negotiation, preparation, execution, delivery and interpretation, both prior and subsequent to the Closing Date, of this Agreement and the other Loan Documents or any agreement or instrument contemplated hereby or thereby; (b) the performance by the Lender of its obligations and duties under this Agreement and the other Loan Documents; (c) advice of counsel with respect to the interpretation of the Credit Facility, the Loan Documents or any transaction contemplated thereunder; (d) the enforcement of any of the Loan Documents or the enforcement or preservation of rights under and the refinancing, renegotiation or restructuring of the Credit Facility under this Agreement or the other Loan Documents or the bringing of any action, suit or proceeding with respect to the enforcement of any of the Loan Documents or any such right or seeking any remedy which may be available to the Lender at law or in equity; and (e) any amendments, waivers or consents requested by the Borrower pursuant to the provisions hereof or any other Loan Document. The Borrower shall supply all statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender pursuant to this Agreement without cost to the Lender.

Section 11.7  Indemnification.

                  (a) The Borrower agrees to indemnify the Lender and its directors, officers and employees from and against any and all Claims and Losses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Lender or the directors, officers or employees of the Lender, arising by reason of any default by the Borrower under any Loan Document, except any such Claims or Losses based upon the Lender's gross negligence or wilful misconduct, breach of this Agreement or breach of applicable Legal Requirement.

                  (b) The Borrower shall pay to the Lender on demand any amounts required to compensate the Lender for any Loss suffered or incurred by the Lender as a result of (i) any payment being made (due to acceleration of the maturity of any Advance pursuant to Article X, a mandatory or optional prepayment of principal or otherwise) in respect of any Bankers' Acceptance other than on the maturity date of such Bankers' Acceptance; (ii) the failure of the Borrower to give any notice in the manner and at the times required by this Agreement; (iii) the failure of the Borrower to effect an Advance in the manner and at the time specified in any Advance Request; or (iv) the failure of the Borrower to make a payment or a mandatory repayment in the manner at the time specified in this Agreement or any notice given by the Borrower to the Lender in accordance with this Agreement. A certificate as to the amount of any such Loss, providing reasonable detail of the calculation of such Loss and submitted in good faith by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

                  (c) The Borrower agrees to indemnify and hold the Lender, and the directors, agents, officers and employees of the Lender (each an "Indemnified Party") harmless from and against any and all Claims and Losses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against an Indemnified Party by reason of, relating to, arising out of or resulting from any one or more of the following:

         (i) the Release or the threat of a Release of any Contaminant in violation of Environmental Laws from, or the presence of any Contaminant affecting, the property of the Borrower or any Subsidiary of the Borrower (the "Property") in violation of Environmental Laws, whether or not the same originates or emanates from any such Property or any contiguous real property;

         (ii) (A) any costs of removal or remedial action incurred by any federal, provincial, state, municipal, local or other government, (B) any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources, including costs of assessing such injury, destruction or loss incurred in relation with the Property, or
                  (C) the operations and activities of the Borrower or any Subsidiary of the Borrower; in each case as a result of the violation of Environmental Laws by the Borrower or any Subsidiary of the Borrower;

         (iii) with respect to or as a result of any Environmental Activity related to the Borrower or any Subsidiary of the Borrower, liability for personal injury or property damage arising under any statutory or common or civil law tort or delict theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of an Environmental Activity at, near, or with respect to the Property; and

         (iv) any other environmental matter affecting the Property or the operations and activities of the Borrower or any Subsidiary of the Borrower within the jurisdiction of any federal environmental agency, or any provincial, municipal or local environmental agency;

other than, in respect to an Indemnified Party, any such Claims which shall arise or be incurred as a result of the gross negligence or wilful misconduct of such Indemnified Party. In litigation or the preparation therefor, the Indemnified Parties shall be entitled to select one counsel and, in addition to such indemnity, the Borrower shall pay promptly the reasonable fees and expenses of such counsel; provided however that if an Indemnified Party shall have concluded reasonably that representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests between the Indemnified Parties in the conduct of the defence of such litigation, the Borrower shall pay promptly the reasonable fees and expenses of additional counsel for such Indemnified Party.

                  (d) The provisions of this Section 11.7 shall survive the termination of this Agreement and the repayment of all Obligations. The Borrower acknowledges that neither its obligation to indemnify, nor any actual indemnification by it, of the Lender or any other Indemnified Party hereunder in respect of such Person's Losses for the legal fees and expenses of such Person's counsel shall in any way affect the confidentiality or privilege relating to any information communicated by such Person to its counsel.

Section 11.8   Taxes.

                  (a) Any and all payments to the Lender by the Borrower hereunder (or under any of the other Loan Documents) shall be made free and clear of and without deduction or withholding for any and all present and future Taxes, imposed by any Governmental Authority including, without limitation, any Taxes which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents, unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Borrower shall be required by law or the administration thereof to deduct or withhold any such Taxes from or in respect of any amount payable hereunder, (i) the amount payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the amount it would have received if no such deduction or withholding had been made; (ii) the Borrower shall make such deductions or withholdings; and (iii) the Borrower shall pay forthwith the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law.

                  (b) The Borrower agrees to indemnify the Lender for the full amount of Taxes not deducted or withheld and paid by the Borrower in accordance with Section 11.8 (a) to the relevant taxation or other authority and any Taxes imposed by any jurisdiction on amounts payable by the Borrower under this
Section 11.8, paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes were correctly or legally asserted. Payment under this indemnification shall be made within fifteen days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes, providing reasonable details of the calculation thereof, and evidence of payment thereof submitted to the Borrower by the Lender shall be conclusive evidence of the amount due from the Borrower to the Lender absent manifest error.

                  (c) The Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing any payment of Taxes made by the Borrower, as soon as such receipt becomes available.

                  (d) The provisions of this Section 11.8 shall survive the termination of this Agreement and the repayment of all Obligations.

Section 11.9 Calculations.

                  Except as otherwise provided herein, the financial statements and returns to be furnished to the Lender pursuant to this Agreement shall be made and prepared in accordance with Generally Accepted Accounting Principles consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender).

Section 11.10  Assignments and Participations.

                  (a) The Borrower shall not be entitled to assign its rights and obligations hereunder or any interest herein without the prior consent of the Lender.

                  (b) The Lender, may on and after the occurrence of an Event of Default, without the prior consent of the Borrower but on notice to the Borrower, and, in any other case, with the prior consent of the Borrower, such consent not to be unreasonably withheld or delayed, sell, assign or grant a participation in all or part of the Lender's Commitments and the Obligations then owed to the Lender to one or more Persons (each of which is hereinafter in this Section called the "Assignee Lender") in consideration of the agreement of each such Assignee Lender to advance or hold that percentage of the Lender's Commitments and Obligations owed to the Lender as corresponds with the percentage thereof so assigned to such Assignee (hereinafter called the "Assignee Lender's Commitment" and the "Assignee Lender's Commitment Percentage", respectively).

                  (d) If the Lender assigns all or any part of its Commitment hereunder to an Assignee Lender as provided above, all references in this Agreement to the Lender shall thereafter be construed as references to the Lender and such Assignee Lender to the extent of their respective Commitments and, if such Assignee Lender is not an Affiliate of the Lender the Borrower shall thereafter look only to such Assignee Lender (and not to the Lender) in respect of that proportion of the Lender's Commitment as corresponds to such Assignee Lenders' Commitment therein and accordingly the Lender's obligation, if any, to provide Advances in accordance with its Commitment hereunder shall be reduced correspondingly and such Assignee Lender shall assume a Commitment equivalent to such reduction in the Lender's Commitment, provided that the Borrower shall not as a result of such assignment be liable hereunder for the amount of any costs to the Lender and Assignee Lender hereunder in excess of the costs that would have been incurred by the Lender hereunder if such assignment had not occurred.

                  (e) The Lender may on and after the occurrence of an Event of Default, without the prior consent of the Borrower but on notice to the Borrower, and, in any other case, with the prior consent of the Borrower, such consent not to be unreasonably withheld or delayed, disclose to a potential participant or potential Assignee Lender such information concerning or pertaining to the Obligations of the Borrower and its Subsidiaries as is known to the Lender, and may in addition express to any such Person any opinion it may have with respect to any matter, provided such potential participant or potential Assignee Lender covenants in favour of the Borrower and the Lender to only use such information in connection with its evaluation as to whether to take any such participation or assignment and, should it do so, in connection therewith, and to strictly maintain the confidential nature of all such information.

Section 11.11  Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

Section 11.12  Consent to Jurisdiction.

                  The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Courts of the Province of Ontario in respect of any action, suit or proceeding arising out of or relating to this Agreement and the other Loan Documents and the Credit Facility hereby extended and hereby irrevocably agrees that all Claims in respect of any such action, suit or proceeding may be heard and determined in any such Ontario Court. The Borrower hereby irrevocably waives, to the fullest extent it and they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in another jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.12 shall affect the right of the Lender to bring any suit, action or proceeding against the Borrower or its assets in the courts of any other jurisdiction.

Section 11.13  Binding Effect.

                  This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.14  Interest Savings Clause.

                  Nothing contained in this Agreement or in any promissory notes made by the Borrower to the Lender or in any of the other Loan Documents shall be construed to permit the Lender to receive at any time interest, fees or other charges in excess of the amounts which the Lender is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Lender by the Borrower, howsoever characterized or computed, hereunder or under any other agreement or instrument evidencing or relating to the Obligations of the Borrower to the Lender hereunder, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Lender shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Lender shall apply such excess against the Obligations of the Borrower to the Lender then outstanding and, to the extent of any amounts remaining thereafter, refund such excess to the Borrower.

Section 11.15  Entire Agreement.

                  This Agreement, including the Schedules hereto, constitutes the entire agreement between the Borrower and the Lender and supersedes all prior agreements, whether oral or written, between the Borrower and the Lender in respect of the Credit Facility extended hereby.

Section 11.16  Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          FIDELITY LEASING CANADA INC.


                                          Per:_______________________________
                                                   Authorized Signing Officer



                                          BANK OF MONTREAL


                                          Per:_______________________________
                                                   Authorized Signing Officer

                                 SCHEDULE 2.4(a)

                                                          [Date of Request]    ,


Bank of Montreal





Attention:
Telecopy:

Dear Sirs:

                                 ADVANCE REQUEST

                  The undersigned refers to the credit agreement (the "Credit Agreement") dated as of the o day of o, 1999, between Fidelity Leasing Canada Inc., as Borrower, and Bank of Montreal, as Lender thereunder. All capitalized terms used herein shall have the respective meanings attributed thereto in the Credit Agreement.

                  The undersigned hereby requests, in accordance with Article II of the Credit Agreement, the following Advance:


                       Requested Advance:

                       Type ____________________________________________________

                       Amount __________________________________________________

                       If BA Advance requested,
                       maturity date of Bankers' Acceptances ___________________

                       Proposed Drawdown Date of such Advance: _________________
                                                                 Day/Month/Year

                       If requested Advance required for conversion of outstanding Advances identify Type, Outstanding Principal Amount and dates of outstanding Advances to be converted

                  The undersigned hereby confirms that the Advance requested hereby complies with the requirements of the Credit Agreement, that this Advance Request is executed on behalf of the Borrower by representatives of the Borrower duly authorized in that behalf and that no Default or Event of Default has occurred and is continuing or will result from giving effect to the Advance requested hereby.


                                                FIDELITY LEASING CANADA INC.



                                                By: ____________________________
                                                Name:
                                                Title:   Chief Financial Officer

                                 SCHEDULE 2.4(c)



TO: BANK OF MONTREAL (the "Lender")




                           BORROWING BASE CERTIFICATE

                  The undersigned is the chief financial officer of Fidelity Leasing Canada Inc., a corporation incorporated under the laws of the Province of Ontario (the "Borrower"), and, as such, is authorized to execute and deliver this certificate on behalf of the Borrower pursuant to the credit agreement (the
"Credit Agreement") dated as of   , 1999, as amended from time to time, between
the Borrower and the Lender, and hereby certifies that:

              1. [The aggregate of the Lease Receivable Balances of all Eligible Leases previously assigned to the Lender pursuant to the assignment delivered pursuant to Section 7.1(g)(vi) of the Credit Agreement is][The Aggregate Eligible Lease Receivable Balance set out in the last Borrower Base Certificate delivered to the Lender is]:

                 Cdn. $

              2. The aggregate of the Lease Receivable Balances of all Eligible Leases assigned to the Lender pursuant to the Assignment Agreement delivered to the Lender with this Borrowing Base Certificate is:

                 Cdn. $

              3. The aggregate of the Lease Receivable Balances of any Eligible Leases previously assigned to the Lender, where such Leases or any Lease Receivables under such Leases, or any Leased Property or other Collateral associated therewith or any interest therein, shall have been sold or otherwise disposed to FLSCI, IBM Canada or any other party or determined not to be an Eligible Lease since the date of the last Borrowing Base Certificate delivered to the Lender, is:

                 Cdn. $

              4. The Aggregate Eligible Lease Receivable Balance (line 1 plus line 2, minus line 3) is:

                 Cdn. $

              5. 75% of the Aggregate Eligible Lease Receivable Balance is:

              Cdn. $

              6. The Maximum Commitment Limit is:

                 Cdn. $ [5,000,000]

              7. The Borrowing Base (lesser of line 5 and line 6) is:

                 Cdn. $

              8. The Outstanding Principal Obligations are:

                 Cdn. $

              9. The Available Commitment (excess, if any, of line 7 over line
8) is:

                 Cdn. $

                 All capitalized terms used herein shall have the respective meanings attributed thereto in the Credit Agreement.

                 DATED this   day of    ,   .





                                                 FIDELITY LEASING CANADA INC.



                                                 By: ___________________________
                                                 Name:
                                                 Title: Chief Financial Officer

                                 SCHEDULE 2.4(d)

                          FORM OF ASSIGNMENT AGREEMENT

                               SCHEDULE 8.1(f)(A)

                            OUTSTANDING ENCUMBRANCES


PPSA Registration in favour of FL Sales Canada Inc., as secured party, under file no. 847305477, registration no. 981230 1812 1531 4590, perfecting the absolute assignment of accounts receivable by Fidelity Leasing Canada Inc. to FL Sales Canada Inc. pursuant to the IBM Leasing Program Agreements.

                               SCHEDULE 8.1(f)(B)

                       PLACES OF BUSINESS AND LOCATIONS OF
                                BOOKS AND RECORDS


Books and records are kept at Fidelity Leasing Canada Inc.'s head Canadian office, Meadowvale Corporate Centre, 2000 Argentia Road, Plaza III, Suite 220, Mississauga, Ontario, L5N 2R7.

Minute Books are kept at the offices of Stikeman, Elliott, Suite 5300, Commerce Court West, Toronto, Ontario, M5L 1B9.

                                 SCHEDULE 8.1(g)

                   SUBSIDIARIES AND AFFILIATES OF THE BORROWER


Fidelity Leasing, Inc.

FL Canada Leasing Inc., a Subsidiary of Fidelity Leasing, Inc.

FL Sales Canada Inc., a Subsidiary of Fidelity Leasing Canada Inc.

                                 SCHEDULE 8.1(q)

                          INTELLECTUAL PROPERTY ASSETS


Trademark applications have been filed with Industry Canada with respect to the following names:

         One Lease and design (filed by Fidelity Leasing, Inc.)
         Fidelity Leasing Canada (filed by Fidelity Leasing Canada Inc.)


Fidelity Leasing, Inc. was granted a license to use the trademark "SUCCESSLEASE" by International Business Machines Corporation by a Trademark License Agreement dated as of October 6, 1998.

                                 SCHEDULE 9.1(i)


TO:      BANK OF MONTREAL (the "Lender")



                             COMPLIANCE CERTIFICATE



                     The undersigned is the chief financial officer of Fidelity Leasing Canada Inc., a corporation incorporated under the laws of the Province of Ontario (the "Borrower"), and, as such, is authorized to execute and deliver this certificate on behalf of the Borrower pursuant to the credit agreement (the
"Credit Agreement") dated as of   , 1999, as amended from time to time, between
the Borrower and the Lender, [in the alternative, a certificate of a senior officer of FLI may be provided with respect to items IV, V, VI and VII below, and item VIII insofar as it relates to such items] and hereby certifies that:

                  I. The representations and warranties of the Borrower set forth in Article VIII of the Credit Agreement and in any documents delivered pursuant to the Credit Agreement are true and correct with the same effect as though made on and as of the date of this certificate.

                  II. The Borrower is in compliance with all of the provisions contained in the Credit Agreement on its part to be observed and performed and as of the date of this certificate and after giving effect to any Advance in respect of which this certificate is delivered, no Default or Event of Default has occurred and is continuing.

                  III. As of the date of this certificate, the Consolidated Capitalization is Cdn. $ .

                  IV. The Adjusted Debt to Tangible Net Worth Ratio on a consolidated basis, measured quarterly as of the last day of the last completed
fiscal quarter of FLI is    to 1.

                  V. As of the date of this certificate, the unsecured
intercompany Indebtedness of FLI to its Affiliates is U.S. $   and the
outstanding principal amount of the FLI Subordinated Indebtedness is U.S. $  .

                  VI. The Tangible Net Worth, as of the last day of the last completed fiscal quarter of FLI is U.S. $ .

                  VII. The Fixed Charge Coverage Ratio, as of the last day of the last completed fiscal quarter of FLI, based on financial information for the
twelve month period ending as of the end of such fiscal quarter, is    to 1.

                  VIII. Attached to this certificate are work sheets showing the calculations used to derive the amounts and ratios set out above from the financial statements of the Borrower and its Subsidiaries and Affiliates.

                     All capitalized terms used herein shall have the respective meanings attributed thereto in the Credit Agreement.

                     DATED this   day of    ,    .



                                            FIDELITY LEASING CANADA INC.


                                            By: _____________________________
                                                Name:
                                                Title: Chief Financial Officer